Exhibit 1

Westpac
Pillar 3 Report
March 2010

Incorporating the requirements of
Australian Prudential Standard APS 330

Westpac Banking Corporation ABN 33 007 457 141

Pillar 3 Report

3	Introduction

4	Risk Appetite and Risk Types

5	Controlling and Managing Risk

7	Group Structure

9	Capital Overview

13	Credit Risk Management

19	Credit Risk Exposures

43	Credit Risk Mitigation

45	Counterparty Credit Risk

46	Securitisation

53	Market Risk

56	Operational Risk

58	Equity Risk

60	Interest Rate Risk in the Banking Book

62	Liquidity risk

63	Appendices

72	Glossary

74	Disclosure Regarding Forward-looking Statements

In this report:

•                  References to ‘Westpac’, ‘The Westpac Group’ and ‘Group’ mean Westpac Banking Corporation ABN 33 007 457 141 and its subsidiaries unless they clearly mean just Westpac Banking Corporation or the context indicates otherwise.

Introduction

Westpac Banking Corporation is an Authorised Deposit-taking Institution (ADI) subject to regulation by the Australian Prudential Regulation Authority (APRA). APRA has accredited Westpac to apply the most advanced models permitted by the Basel II global capital adequacy regime to the measurement of its regulatory capital requirements. Westpac uses the Advanced Internal Ratings-Based approach (Advanced IRB) for credit risk and the Advanced Measurement approach for operational risk.

In accordance with Australian Prudential Standard 330 Capital Adequacy: Public Disclosure of Prudential Information (APS 330), financial institutions that have received this accreditation, such as Westpac, are required to disclose prudential information about their risk management practices on a semi-annual basis. A subset of this information must be disclosed quarterly.

St.George Bank

Following from their merger, Westpac Banking Corporation and St.George Bank became a single ADI on 1 March, 2010. As a result, this report no longer discloses St.George Bank separately.

Westpac applies the Standardised approach(1) to the measurement of its regulatory capital requirements for credit and operational risk arising from portfolios formerly originated by St.George Bank. Westpac aims to be accredited to apply the Advanced IRB approach for credit risk and the Advanced Measurement approach for operational risk to these portfolios during 2010.

The Structure of Westpac’s Pillar 3 Report as at 31 March 2010

This report describes Westpac’s risk management practices and presents the prudential assessment of Westpac’s capital adequacy as at 31 March 2010. The sections are arranged as follows:

•                  ‘Risk Appetite and Risk Types’ defines the risks that Westpac manages;

•                  ‘Controlling and Managing Risk’ outlines the responsibilities of the Board of Directors of Westpac and Executive risk management committees;

•                  ‘Group Structure’ defines the bases of measurement adopted by APRA and describes the principles of consolidation used for the purposes of determining Westpac’s capital adequacy;

•                  ‘Capital Overview’ describes Westpac’s capital management strategy and presents the capital adequacy ratios for The Westpac Group;

•                  ‘Credit Risk Management’ describes Westpac’s approach to managing credit risk;

•                  ‘Credit Risk Exposures’ tabulates Westpac’s credit risk exposures, including impaired and past due loans and loan impairment provisions;

•                  ‘Counterparty Credit Risk’ describes Westpac’s exposure to credit risk arising from its management of derivatives and securities financing transactions;

•                  ‘Securitisation’ explains how Westpac participates in the securitisation market;

•                  ‘Market Risk’ describes Westpac’s approach to managing market risk;

•                  ‘Operational Risk’ describes Westpac’s operational risk management framework and the structure of the Group’s operational risk capital model;

•                  ‘Equity Risk’ describes Westpac’s equity positions(2);

•                  ‘Interest Rate Risk in the Banking Book’ describes Westpac’s approach to managing the structural interest rate risk incurred in its banking book; and

•                  ‘Liquidity Risk’ describes Westpac’s approach to managing liquidity risk.

A cross-reference, between the quantitative disclosures in this report and the quantitative disclosures required by Attachment A of APS 330, is provided in Appendix I on page 63.

(1)          The Standardised approach applies regulator-determined risk-weights to asset classes (credit risk) and business income (operational risk).

(2)          Westpac also takes equity risk in subsidiaries that are outside the scope of the Level 2 regulatory consolidation of The Westpac Group and this risk is not described in this report.

Risk Appetite and Risk Types

Westpac’s vision is to be the leading financial services organisation in Australia and New Zealand. Effective risk management is key to achieving this goal. Protecting Westpac from unacceptable loss or other damage and meeting compliance obligations are all critical elements of effective risk management.

Westpac’s appetite for risk is influenced by a range of factors, including whether a risk is considered consistent with its strategy (core risk) and whether an appropriate return can be achieved from taking that risk. Westpac has a lower appetite for risks that are not part of its core strategy. Westpac seeks to achieve an appropriate return on risk and prices its products accordingly.

Westpac’s risk appetite is set by the Board. The risk appetite cannot be defined by a single figure. It has many dimensions and is an amalgam of top-down requirements (including Westpac’s preferred debt rating and regulatory requirements) and bottom-up aggregates (such as risk concentrations and limits). Westpac uses a capital model as the basis of risk measurement, calibrated to its target debt rating.

Westpac distinguishes between different types of risk and takes an integrated approach toward managing them.

Overview of risk types

Key risks

•                  Credit risk - the risk of financial loss where a customer or counterparty fails to meet their financial obligations.

•                  Market risk - the risk to earnings from changes in market factors, such as foreign exchange rates, interest rates, commodity prices and equity prices. This includes interest rate risk in the banking book - the risk to interest income from a mismatch between the duration of assets and liabilities that arises in the normal course of business activities.

•                  Operational risk - the risk that arises from inadequate or failed internal processes, people and systems, or from external events. This includes compliance risk - the risk of legal or regulatory sanction, financial or reputation loss arising from our failure to apply the regulatory standards expected of us as a financial services group.

•                  Liquidity risk - the risk of not being able to fund increases in assets and meet obligations as they come due, without incurring unacceptable losses.

Other risks

•                  Equity risk - the potential for financial loss arising from movements in the value of our direct and indirect equity investments.

•                  Insurance risk - the risk of not being able to meet insurance claims (related to insurance subsidiaries).

•                  Model risk - the risk of financial, reputational or operational losses arising because of inadequacies of a model.

•                  Reputation risk - the risk to earnings or capital arising from negative public opinion resulting from the loss of reputation or public trust and standing. This risk encompasses social, ethical and environmental risks arising out of areas such as people management, climate change governance and supply chain management.

•                  Business risk - the risk associated with the vulnerability of a line of business to changes in the business environment.

•                  Contagion risk - the risk that problems arising in other Westpac Group members may compromise the financial and operating position of the authorised deposit-taking institutions in The Westpac Group.

Controlling and Managing Risk

Westpac approaches risk management by seeking to identify, assess and manage the risks that affect its business in accordance with a set of core risk management values.

The Board is responsible for reviewing and approving our overall risk management strategy, including determining our appetite for risk. The Board has delegated the responsibility for setting risk appetite, approving frameworks, policies and processes for managing risk, and determining whether to accept risks beyond management’s approval discretion, to the Board Risk Management Committee.

Risk management governance structure

Board	• reviews and approves our overall risk management strategy, including our appetite for risk.

Board Risk Management Committee (BRMC)

•                  sets risk appetite;

•                  approves frameworks and key policies for managing risk;

•                  monitors the risk profile, performance, capital levels, exposures against limits, and management and control of our risks;

•                  monitors changes anticipated in the economic and business environment and other factors relevant to our risk profile;

•                  oversees the development and ongoing review of appropriate policies that support our frameworks for managing risk;

•                  reviews any significant issues raised by internal audit, as well as the length of time and action taken to resolve such issues; and

•                  determines whether to accept risks beyond the approval discretion provided to management.

Board Committees with a Risk Focus

Board Audit Committee

•                  oversees the integrity of financial statements and financial reporting systems.

Board Sustainability Committee

•                  oversees environmental, social, governance and ethical performance and issues.

Board Technology Committee

•                  oversees the information technology strategy and implementation.

Board Remuneration Committee

•                  reviews any matters raised by BRMC with respect to risk-adjusted remuneration.

Controlling and Managing Risk continued

Risk management governance structure (continued)

Executive risk committees

Westpac Executive Team (ET)

•                  initiates and oversees strategies to align our risk profile to Board-determined risk appetite;

•                  integrates decisions on risk-reward positioning with overall capital levels;

•                  initiates and oversees internal and regulatory enterprise-wide stress testing; and

•                  oversees and monitors Westpac’s reputation risk.

Westpac Group Asset & Liability Committee (ALCO)

•                  leads the optimisation of the Group’s balance sheet;

•                  oversees funding and liquidity risk management;

•                  oversees the Group’s balance sheet risk profile and balance sheet optimisation activities; and

•                  identifies emerging balance sheet risks and appropriate actions.

Westpac Group Credit Risk Committee (CREDCO)

•                  leads the optimisation of credit risk-reward across the Group;

•                  oversees the credit risk management framework and key policies;

•                  oversees our credit risk profile; and

•                  identifies emerging credit risks and appropriate actions.

Westpac Group Market Risk Committee (MARCO)

•                  leads the optimisation of market and liquidity risk-reward across the Group;

•                  oversees the market and liquidity risk management framework and key policies;

•                  oversees our market and liquidity risk profile; and

•                  identifies emerging market and liquidity risks and appropriate actions.

Westpac Group Operational Risk & Compliance Committee (OPCO)

•                  leads the optimisation of operational risk-reward across the Group;

•                  oversees the operational risk management framework and key supporting policies;

•                  oversees our operational risk profile; and

•                  identifies emerging operational risks and appropriate actions.

Divisional risk management

Group Risk

•                  develops the Group-level risk management frameworks for approval by the BRMC;

•                  directs the review and development of key policies supporting the risk management frameworks;

•                  establishes risk concentration limits and monitors risk concentrations; and

•                  monitors compliance, regulatory obligations and emerging risk issues.

Divisional risk management

•                  develops division-specific policies, controls, procedures, and monitoring and reporting capability that align to the frameworks approved by the BRMC.

Independent internal review	Group Assurance • reviews the adequacy and effectiveness of management controls for risk.

Group Structure

Westpac seeks to ensure that it is adequately capitalised at all times, both on a stand-alone and Group basis. APRA applies a tiered approach to measuring Westpac’s capital adequacy(1) by assessing financial strength at three levels:

•                  Level 1, comprising Westpac Banking Corporation and its subsidiary entities that have been approved by APRA as being part of a single ‘Extended Licensed Entity’ (ELE) for the purposes of measuring capital adequacy;

•                  Level 2, the consolidation of Westpac Banking Corporation and all its subsidiary entities except those entities specifically excluded by APRA regulations; and

•                  Level 3, the conglomerate group at the widest level.

Unless otherwise specified, all quantitative disclosures in this report refer to the prudential assessment of Westpac’s financial strength on a Level 2 basis.

The Westpac Group

The following diagram shows the Level 3 conglomerate group and illustrates the different tiers of regulatory consolidation.

Accounting consolidation

The consolidated financial statements incorporate the assets and liabilities of all subsidiaries (including special purpose entities) controlled by Westpac. Westpac and its subsidiaries are referred to collectively as the ‘Group’. The effects of all transactions between entities in the Group are eliminated. Control exists when the parent entity has the power, directly or indirectly, to govern the financial and operating policies of an entity so as to obtain benefits from its activities. In assessing control, potential voting rights that are presently exercisable or convertible are taken into account.

Subsidiaries are fully consolidated from the date on which control commences and they are no longer consolidated from the date that control ceases.

Group entities excluded from the regulatory consolidation at Level 2

Regulatory consolidation at Level 2 covers the global operations of Westpac and its subsidiary entities, including other controlled banking, securities and financial entities, except for those entities involved in the following business activities:

•                  insurance (including friendly societies and health funds);

•                  acting as manager, responsible entity, approved trustee, trustee or similar role in relation to funds management;

•                  non-financial (commercial) operations; or

•                  special purpose entities to which assets have been transferred in accordance with the requirements of APS 120 Securitisation.

With the exception of securitisation special purpose entities, equity investments in subsidiary entities excluded from the consolidation at Level 2 are deducted from capital.

Westpac New Zealand Limited

Westpac New Zealand Limited (WNZL), a wholly owned subsidiary entity(2), is a registered bank incorporated in New Zealand and regulated by the Reserve Bank of New Zealand. WNZL uses the Advanced IRB approach for credit risk and the Advanced Measurement approach for operational risk. For the purposes of determining Westpac’s capital adequacy, Westpac New Zealand Limited is consolidated at Level 2.

(1)          Other subsidiary banking entities in the Group include Westpac Bank of Tonga, Westpac Bank-PNG-Limited, Westpac Bank Samoa Limited and Westpac Europe Limited.

(2)          Other subsidiary banking entities in the Group include Westpac Bank of Tonga, Westpac Bank-PNG-Limited, Westpac Bank Samoa Limited and Westpac Europe Limited.

Group Structure continued

Restrictions and major impediments on the transfer of funds or regulatory capital within the Group

Minimum capital (‘thin capitalisation’) rules

Tax legislation in most jurisdictions in which the Group operates (including Australia, New Zealand and the United Kingdom) prescribes minimum levels of capital that must be retained in that jurisdiction. Capital for these purposes includes both contributed capital and non-distributed retained earnings. If the minimum capital is not retained in the jurisdiction, a portion of the interest costs incurred in the jurisdiction will not be tax deductible. Westpac seeks to maintain sufficient capital/retained earnings so as not to breach these rules.

Tax costs associated with repatriation

Repatriation of retained earnings (and capital) may result in tax being payable in either the jurisdiction from which the repatriation occurs or Australia on receipt of the relevant amounts. This cost would reduce the amount actually repatriated.

Intra-group exposure limits

Exposures to related entities are managed within the prudential limits prescribed by APRA in APS 222 Associations with Related Entities(1). Westpac has an internal limit structure and approval process governing credit exposures to related entities. This structure and approval process, combined with APRA’s prudential limits, is designed to reduce the potential for unacceptable contagion risk.

Capital adequacy regulation of subsidiary entities

Certain subsidiary banking and insurance entities are subject to capital adequacy regulation in their own right. Westpac seeks to ensure that its subsidiary entities are adequately capitalised at all times. There are no capital deficiencies in subsidiary entities excluded from the regulatory consolidation at Level 2.

(1)          For the purposes of APS 222, subsidiaries controlled by Westpac, other than subsidiaries that form part of the ELE, represent ‘related entities’.  Prudential limits apply to intra-group exposures between the ELE and related entities, both on an individual and aggregate basis.

Capital Overview

Capital Structure

This table shows Westpac’s capital resources under APS 111 Capital Adequacy: Measurement of Capital. A summary of the main features of the capital instruments included in Tier 1 and Tier 2 capital is provided in Appendix III on page 65.

	31 March	30 September	31 March
$m	2010	2009	2009
Fundamental Tier 1 capital
Paid up ordinary capital	24,414	23,684	23,139
Treasury shares	(117)	(117)	(119)
Equity based remuneration	492	449	392
Foreign currency translation reserves	(233)	(171)	58
Non-controlling interests - other	41	42	47
Retained earnings	12,353	11,197	11,287
Less retained earnings in life and general insurance, funds management and securitisation entities	(843)	(522)	(474)
Dividends provided for capital adequacy purposes	(1,935)	(1,765)	(1,630)
Estimated reinvestment under dividend reinvestment plan	522	582	440
Deferred fees	96	104	89
Total	34,790	33,483	33,229
Deductions from Tier 1 capital
Goodwill (excluding funds management entities)	(9,159)	(9,142)	(9,165)
Deferred tax assets	(1,098)	(1,388)	(1,135)
Goodwill in life and general insurance, funds management and securitisation entities	(1,181)	(1,291)	(1,311)
Capitalised expenditure	(594)	(578)	(547)
Capitalised software	(590)	(577)	(529)
Pension fund surpluses and deficits:
Recorded in accounts	265	387	845
Actual pension fund deficits	(265)	(387)	(845)
Tangible investments in non-consolidated subsidiaries	(823)	(856)	(1,083)
Regulatory expected loss(1)	(402)	(379)	(388)
General reserve for credit loss adjustment	—	—	—
Securitisation	(118)	(154)	(165)
Excess investments in non-subsidiary entities	(78)	(78)	(78)
Other Tier 1 deductions	(116)	(84)	(36)
Total	(14,159)	(14,527)	(14,437)
Net Fundamental Tier 1 capital	20,631	18,956	18,792
Residual Tier 1 capital
Stapled preferred securities (SPS I)	1,025	1,024	1,022
Stapled preferred securities II (SPS II)	898	897	897
Trust preferred securities (2003 TPS)	1,137	1,137	1,132
Trust preferred securities (2004 TPS)	617	647	855
Trust preferred securities (2006 TPS)	755	755	753
Total	4,432	4,460	4,659
Tier 1 regulatory capital	25,063	23,416	23,451

Upper Tier 2 capital
Subordinated undated capital notes	426	443	568
Eligible general reserve for credit loss(2)	752	720	598
Revaluation reserve - available-for-sale securities	64	27	42
Total	1,242	1,190	1,208
Lower Tier 2 capital
Eligible subordinated bonds, notes and debentures	6,517	7,988	8,848
Total	6,517	7,988	8,848
Deductions from Tier 2 capital
Tangible investments in non-consolidated subsidiaries	(823)	(856)	(1,083)
Regulatory expected loss(1)	(402)	(379)	(388)
Securitisation	(118)	(154)	(165)
Excess investments in non-subsidiary entities	(78)	(78)	(78)
Total	(1,421)	(1,467)	(1,714)
Tier 2 regulatory capital	6,338	7,711	8,342
Regulatory capital base	31,401	31,127	31,793

(1)          An explanation of relationship between this deduction, regulatory expected loss and provisions for impairment charges is provided in Appendix II on page 64.

(2)          The portion of the general reserve for credit loss associated with securitisation exposures and exposures subject to the standardised risk measurement approach.

Capital Overview continued

Capital management strategy

The Group’s approach seeks to balance the fact that capital is an expensive form of funding with the need to be adequately capitalised as an ADI. Westpac considers the need to balance efficiency, flexibility and adequacy when determining sufficiency of capital and when developing capital management plans.

Westpac details these considerations through an Internal Capital Adequacy Assessment Process (ICAAP), the key features of which include:

•                  consideration of both economic and regulatory capital requirements;

•                  a process that challenges the capital measures, coverage and requirements which incorporates a comparison of economic and regulatory metrics and the use of a Quantitative Scenario Analysis (stress testing) framework that considers the impact of adverse economic scenarios;

•                  consideration of the perspectives of external stakeholders including rating agencies and equity investors; and

•                  the development of a capital management strategy, including target capital ratios, capital buffers and contingency plans, which guides the development of specific capital plans.

Westpac’s capital adequacy ratios

	31 March	30 September	31 March
%	2010	2009	2009
The Westpac Group at Level 2
Tier 1	8.6	8.1	8.4
Total	10.8	10.8	11.4
The Westpac Group at Level 1
Tier 1	8.9	9.9	10.5
Total	11.4	12.4	13.4

Westpac New Zealand Limited’s capital adequacy ratios

	31 March	30 September	31 March
%	2010	2009	2009
Westpac New Zealand Limited
Tier 1	9.5	9.5	9.3
Total	12.4	12.3	12.1

Changes in regulatory parameters and classifications

In the March quarter 2010, the Group updated its collective provisioning factors for calculating impairment charges to incorporate latest information and to better align these provisioning factors with Basel II regulatory models. These changes had a benefit of $36 million on provisioning charges in First Half 2010. These changes had no impact on the regulatory factors used for Probability of Default (PD), Loss Given Default (LGD) and Exposure at Default (EAD) in the First Half 2010.

Capital Overview continued

Capital requirements

This table shows risk weighted assets and associated capital requirements(1) for each risk type included in the regulatory assessment of Westpac’s capital adequacy. The Group’s approach to managing these risks, and more detailed disclosures on the prudential assessment of capital requirements, are presented in the following sections of this report.

31 March 2010	IRB	Standardised	Total Risk	Total Capital
$m	Approach	Approach(2),(3)	Weighted Assets	Required
Credit risk
Corporate	46,930	8,313	55,243	4,419
Business lending	29,868	29,702	59,570	4,766
Sovereign	454	489	943	75
Bank	3,599	472	4,071	326
Residential mortgages	38,774	33,097	71,871	5,750
Australian credit cards	4,917	1,951	6,868	549
Other retail	4,252	5,665	9,917	793
Small business	3,105	—	3,105	248
Specialised lending	29,054	242	29,296	2,344
Securitisation	4,703	793	5,496	440
Total	165,656	80,724	246,380	19,710
Equity risk			996	80
Market risk			6,707	537
Operational risk			22,624	1,810
Interest rate risk in the banking book			10,573	846
Other assets(4)			2,817	225
Total			290,097	23,208

30 September 2009	IRB	Standardised	Total Risk	Total Capital
$m	Approach	Approach(2),(3)	Weighted Assets	Required
Credit risk
Corporate	52,358	8,323	60,681	4,855
Business lending	29,307	30,839	60,146	4,812
Sovereign	414	423	837	67
Bank	3,823	399	4,222	338
Residential mortgages	35,313	30,786	66,099	5,288
Australian credit cards	4,699	1,844	6,543	523
Other retail	4,395	5,672	10,067	805
Small business	3,356	—	3,356	268
Specialised lending	28,256	174	28,430	2,274
Securitisation	4,860	1,438	6,298	504
Total	166,781	79,898	246,679	19,734
Equity risk			1,331	107
Market risk			6,838	547
Operational risk			21,725	1,738
Interest rate risk in the banking book			9,624	770
Other assets(4)			2,542	203
Total			288,739	23,099

(1)          Capital requirements are expressed as 8% of total risk weighted assets.

(2)          Westpac’s Standardised risk weighted assets are categorised based on their equivalent IRB categories.

(3)          With the exception of small business and specialised lending, which are included in the business lending asset class, risk weighted assets from portfolios formerly originated by St.George Bank are categorised based on their equivalent IRB categories.

(4)          Other assets include cash items, unsettled transactions, fixed assets and other non-interest earning assets.

Capital Overview continued

31 March 2009	IRB	Standardised	Total Risk	Total Capital
$m	Approach	Approach(1),(2)	Weighted Assets	Required
Credit risk
Corporate	53,651	11,811	65,462	5,237
Business lending	28,233	26,555	54,788	4,383
Sovereign	358	490	848	68
Bank	4,272	661	4,933	395
Residential mortgages	32,553	27,779	60,332	4,826
Australian credit cards	4,725	1,792	6,517	521
Other retail	4,601	5,920	10,521	842
Small business	3,508	—	3,508	281
Specialised lending	29,778	225	30,003	2,400
Securitisation	6,561	1,043	7,604	608
Total	168,240	76,276	244,516	19,561
Equity risk			1,045	84
Market risk			8,003	640
Operational risk			19,319	1,545
Interest rate risk in the banking book			2,538	203
Other assets(3)			4,608	369
Total			280,029	22,402

(1)          Westpac’s Standardised risk weighted assets are categorised based on their equivalent IRB categories.

(2)          With the exception of small business and specialised lending, which are included in the business lending asset class, risk weighted assets from portfolios formerly originated by St.George Bank are categorised based on their equivalent IRB categories.

(3)          Other assets include cash items, unsettled transactions, fixed assets and other non-interest earning assets.

Credit Risk Management

Credit risk is the potential for financial loss where a customer or counterparty fails to meet their financial obligations. Westpac maintains an extensive set of methodologies, policies, processes and controls to support the assessment and approval of customer and counterparty credit risk. These incorporate the assignment of risk grades, the quantification of loss estimates in the event of default, and the segmentation of credit exposures.

Structure and organisation

The Chief Risk Officer is responsible for the effectiveness of overall risk management throughout Westpac, including credit risk. Authorised officers approve credit risk exposures, including customer risk grades, other credit parameters and their ongoing review. Our largest exposures are approved by our most experienced credit officers. Line business management is responsible for managing credit risks accepted in their business and for maximising risk-adjusted returns from their business credit portfolios, within the approved risk management framework and policies.

Credit risk management framework and policies

Westpac maintains credit risk management frameworks and policies that are designed to clearly define acceptable practices, roles and responsibilities, limits and treatment of exceptions.

At Group level the Credit Risk Management framework describes the principles, methodologies, systems, roles and responsibilities, reports and controls that exist for managing credit risk in Westpac. The Credit Risk Rating System policy describes the risk rating system philosophy, design, maintenance and uses.

At the business unit level credit manuals embed the Group-level frameworks in the relevant line businesses. These manuals include general policies covering the origination, evaluation, approval, documentation, settlement and on-going management of credit risks, and sector policies to guide the extension of credit where industry-specific guidelines are considered necessary.

Credit approval limits (CALs) govern the extension of credit. CALs represent the formal delegation of credit approval authority to responsible individuals throughout the organisation.

Concentration risk policies cover individual counterparties, specific industries (e.g. property) and individual countries. Exposures are actively managed from a portfolio perspective and risk mitigation techniques are used to re-balance the portfolio.

Approach

Westpac adopts two approaches to managing credit risk depending upon the nature of the customer and product.

Transaction-managed approach

For larger customers, Westpac evaluates credit requests by undertaking detailed individual customer and transaction risk analysis (the ‘transaction-managed’ approach). Such customers are assigned a customer risk grade (CRG) representing Westpac’s estimate of their probability of default (PD). Each facility is assigned a loss given default (LGD). The Westpac risk rating system has 20 risk grades for non-defaulted customers and 10 risk grades for defaulted customers. Non-defaulted CRGs down to the level of normally acceptable risk (i.e. D grade — see table on page 14) are mapped to Moody’s and Standard & Poor’s (S&P) external senior ranking unsecured ratings. This mapping is reviewed annually and allows Westpac to integrate the rating agencies’ default history with our own internal historical data when calculating PDs.

The final assignment of CRGs and LGDs is approved by authorised credit approvers with appropriate delegated approval authority. All material credit exposures are approved by authorised Credit officers who are part of the risk management stream and operate independently of the areas originating the credit risk proposals. Divisional operational units are responsible for maintaining accurate and timely recording of all credit risk approvals and changes to customer and facility data. These units also operate independently of both the areas originating the credit risk proposals and the approving credit officers. Appropriate segregation of functions is one of the key requirements of our credit risk management framework.

Program-managed approach

High-volume (retail) customer credit portfolios with homogenous credit risk characteristics are managed on a statistical basis according to pre-determined objective criteria (the ‘program-managed’ approach). Program-managed exposure to a consumer customer may exceed $1 million. Business customer exposures in excess of $1 million are transaction-managed. Quantitative scorecards are used to assign application and behavioural scores to enable risk-based decision making within these portfolios. The scorecard outcomes and decisions are regularly monitored and validated against subsequent customer performance and scorecards are recalibrated or rebuilt when required. For capital estimation and other purposes, risk-based customer segments are created based upon expected PD; LGDs are then assigned for each segment based on a combination of recent past experience and management judgement.

The retail portfolio is divided into over 50 segments. Each segment is assigned a quantified measure of its PD, LGD and EAD.

For both transaction and program-managed approaches, the assignment of CRGs, PDs and LGDs is reviewed at least annually.

Credit Risk Management continued

Mapping of Westpac risk grades

The table below shows the current alignment between Westpac’s CRGs and the corresponding external rating. Note that only high-level CRG groupings are shown.

Westpac customer risk grade	Standard & Poor’s rating	Moody’s rating	Supervisory slotting grade for specialised lending(1)
A	AAA to AA–	Aaa to Aa3	Strong
B	A+ to A–	A1 to A3	Strong
C	BBB+ to BBB–	Baa1 to Baa3	Strong
D	BB+ to B+	Ba1 to B1	Good/satisfactory
Westpac Rating
E	Watchlist		Weak
F	Special mention		Weak
G	Substandard/default		Weak/default
H	Default		Default

Mapping of Basel categories to Westpac portfolios

APS 113 Capital Adequacy: Internal Ratings-Based Approach to Credit Risk, states that under the Advanced IRB approach to credit risk, an ADI must categorise banking book exposures into six broad IRB asset classes and apply the prescribed treatment for those classes to each credit exposure within them for the purposes of deriving its minimum capital requirement. Standardised and Securitised portfolios are subject to treatment under APS 112 Capital Adequacy: Standardised Approach to Credit Risk and APS 120 Securitisation respectively.

APS Asset Class	Sub-asset class	Westpac category	Segmentation criteria
Corporate	Corporate	Corporate	All transaction-managed customers not elsewhere classified where annual turnover exceeds $50m.

	SME Corporate	Business Lending	All transaction-managed customers not elsewhere classified where annual turnover is $50m or less.

	Project Finance	Specialised Lending-Project Finance

Applied to transaction-managed customers where the primary source of debt service, security and repayment is derived from the revenue generated by a completed project (eg. Infrastructure such as toll roads or railways).

	Income-producing Real Estate	Specialised Lending- Property Finance

Applied to transaction-managed customers where the primary source of debt service, security and repayment is derived from either the sale of a property development or income produced by one or more investment properties.(2)

Sovereign		Sovereign	Applied to transaction-managed customers identified by ANZSIC code.

Bank		Bank	Applied to transaction-managed customers identified by ANZSIC code.

Residential Mortgage		Residential Mortgages	All program-managed exposures secured by residential mortgages, including business loans under $1 million fully secured by residential mortgages.

Qualifying Revolving Retail		Australian Credit Cards	Program-managed credit cards with low volatility in loss rates. The New Zealand cards portfolio does not currently meet the criteria for Qualifying Revolving Retail and is classified in Other Retail.

Other Retail		Small Business	Program-managed business lending, excluding business loans under $1 million fully secured by residential mortgages.

		Other Retail	All other program-managed lending to retail customers, including New Zealand credit cards.

(1)     Westpac maps its CRGs to five regulatory slotting categories for the purposes of the slotting approach for specialised lending exposures required under APS 113 Capital Adequacy: Internal Ratings-Based Approach to Credit Risk.

(2)     Excludes large diversified property groups and property trusts, which appear in the Corporate asset class.

Credit Risk Management continued

Mapping of Credit risk approach to Basel categories and exposure types

Approach	APS asset class	Types of exposures
Transaction-Managed Portfolios	Corporate Sovereign Bank	Direct lending Contingent lending Pre-settlement Asset warehousing Underwriting Secondary market trading Foreign exchange settlement Other intra-day settlement obligations

Program-Managed Portfolios	Residential mortgage	Mortgages Equity access loans

	Qualifying revolving retail	Australian credit cards

	Other retail	Personal loans Overdrafts New Zealand credit cards Auto and equipment finance Business development loans Business overdrafts Other term products

Internal ratings process for transaction-managed portfolios

The process for assigning and approving individual customer PDs and facility LGDs involves:

•    Business unit representatives recommend the CRG and facility LGDs under the guidance of criteria set out in established credit policies. Each CRG is associated with an estimated PD;

•    Authorised officers evaluate the recommendations and approve the final CRG and facility LGDs. Credit officers may override line business unit recommendations; and

•    An expert judgement decisioning process is employed to evaluate CRG and the outputs of various risk grading models are used as one of several inputs into that process.

For on-going exposures to transaction-managed customers, risk grades and facility LGDs are required to be reviewed at least annually, but also whenever material changes occur.

No material deviations from the reference definition of default are permitted.

Internal ratings process for program-managed portfolios

The process for assigning PDs, LGDs and EADs to the retail portfolio involves dividing the portfolio into a number of pools per product. These pools are created by analysing the homogeneity of risk characteristics that have historically proven predictive in determining whether an account is likely to go into default.

No material deviations from the reference definition of default are permitted.

Internal credit risk ratings system

In addition to using the credit risk estimates as the basis for regulatory capital purposes, they are also used for the purposes described here.

Economic capital - Westpac allocates economic capital to all exposures. Economic capital includes both credit and non-credit components. Economic credit capital is allocated using a framework that considers estimates of PD, LGD, EAD, total committed exposure and loan tenor, as well as measures of portfolio composition not reflected in regulatory capital formulae(1).

Provisioning - Impairment provisions are reserves held by Westpac to cover credit losses that are incurred in the loan portfolio. Individual provisions are calculated on impaired loans taking into account management’s best estimate of the present value of future cash flows. Collective provisions are established on a portfolio basis taking into account the level of arrears, collateral, past loss experience and emergence periods. Transaction-managed portfolio provisions use the risk grading framework and suitable PD, LGD and EADs are assigned to each customer/facility as the basis for the calculation. Program-managed portfolios use estimated loss rates based on recent past experience as the primary basis of the calculation.

(1)     Westpac uses economic capital as the basis for risk-adjusted decision making across the Group. Westpac allows differences between economic and regulatory capital where such differences drive better medium to long-term business decisions.

Credit Risk Management continued

Risk-adjusted performance measurement - Business performance is measured using economic profit, which incorporates charges for economic credit capital as well as capital for other risk types.

Pricing - Westpac prices loans so as to produce an acceptable return on the economic capital allocated to the loan. Returns include interest income and fees after expected credit losses and other costs.

Credit approval - For transaction-managed facilities approval authorities are tiered based on the CRG, with lower limits applicable for customers with a higher probability of default. Program-managed facilities are approved on the basis of application scorecard outcomes and product based approval authorities.

Control mechanisms for the credit risk rating system include:

•        Westpac’s credit risk rating system is reviewed annually to confirm that the rating criteria and procedures are appropriate given the current portfolio and external conditions;

•        All models materially impacting the risk rating process are periodically reviewed in accordance with Westpac’s model risk policy;

•        Specific credit risk estimates (including PD, LGD and EAD levels) are overseen, reviewed annually and approved by the Credit Risk Estimates Committee (a sub-committee of CREDCO);

•        Portfolio Risk Review undertake an independent annual end-to-end technical and operational review of the overall process; and

•        CREDCO and BRMC monitor the risk profile, performance and management of Westpac’s credit portfolio and development and review of key credit risk policies.

Risk reporting

A comprehensive report on the Group’s credit risk portfolio is provided to CREDCO and the BRMC quarterly. It details the current level of impairment losses, stressed exposures, delinquency trends, provisions, impaired assets and key performance metrics. It reports on portfolio concentrations and large exposures.

Credit risk and asset quality are also reported to the Board each month, including details of impairment losses, stressed exposures, delinquency trends and key performance metrics.

Credit Risk Management continued

Summary credit risk disclosure

				Regulatory
				Expected		Specific	Actual
		Risk	Regulatory	Loss for		Provisions	Losses for
31 March 2010	Exposure	Weighted	Expected	non-defaulted	Impaired	for Impaired	the 6 months
$m	at Default	Assets	Loss(1)	exposures	Loans	Loans	ended
Corporate	80,385	46,930	848	497	717	355	5
Business lending	44,534	29,868	599	362	468	201	54
Sovereign	13,104	454	1	1	—	—	—
Bank	19,461	3,599	8	4	5	4	—
Residential mortgages	242,915	38,774	492	383	352	91	40
Australian credit cards	14,441	4,917	271	207	85	63	113
Other retail	4,635	4,252	194	140	63	50	65
Small business	8,654	3,105	112	71	57	25	30
Specialised lending	27,924	29,054	1,054	516	742	354	10
Securitisation	19,696	5,496	NA	NA	19	7	—
Standardised	135,002	79,931	NA	NA	1,787	702	102
Total	610,751	246,380	3,579	2,181	4,295	1,852	419

				Regulatory
				Expected		Specific	Actual
		Risk	Regulatory	Loss for		Provisions	Losses for
30 September 2009	Exposure	Weighted	Expected	non-defaulted	Impaired	for Impaired	the 12 months
$m	at Default	Assets	Loss(1)	exposures	Loans	Loans	ended
Corporate	87,968	52,358	798	529	591	268	655
Business lending	44,500	29,307	538	339	437	175	110
Sovereign	8,763	414	1	1	—	—	—
Bank	20,494	3,823	10	6	6	5	—
Residential mortgages	226,514	35,313	416	312	332	86	77
Australian credit cards	14,295	4,699	258	192	61	65	225
Other retail	4,780	4,395	168	131	55	35	131
Small business	8,845	3,356	122	87	54	25	68
Specialised lending	27,881	28,256	920	479	645	257	156
Securitisation	20,423	6,298	NA	NA	29	13	—
Standardised	129,340	78,460	NA	NA	1,560	553	452
Total	593,803	246,679	3,231	2,076	3,770	1,482	1,874

				Regulatory
				Expected		Specific	Actual
		Risk	Regulatory	Loss for		Provisions	Losses for
31 March 2009	Exposure	Weighted	Expected	non-defaulted	Impaired	for Impaired	the 6 months
$m	at Default	Assets	Loss(1)	exposures	Loans	Loans	ended
Corporate	97,071	53,651	1,103	437	1,090	732	(2)
Business lending	45,539	28,233	452	301	203	90	29
Sovereign	5,705	358	1	1	—	—	—
Bank	22,400	4,272	10	5	7	5	—
Residential mortgages	207,052	32,553	423	309	318	85	22
Australian credit cards	14,145	4,725	264	200	67	64	108
Other retail	4,935	4,601	188	147	62	23	55
Small business	9,135	3,508	116	84	50	21	25
Specialised lending	30,547	29,778	774	463	380	114	14
Securitisation	22,270	7,604	NA	NA	43	12	—
Standardised	123,557	75,233	NA	NA	1,079	452	104
Total	582,356	244,516	3,331	1,947	3,299	1,598	355

(1)    Includes regulatory expected losses for defaulted and non-defaulted exposures.

Credit Risk Management continued

Loan impairment provisions

Provisions for loan impairment losses represent management’s best estimate of the losses incurred in the loan portfolios as at the balance date. There are two components of Westpac’s loan impairment provisions: individually assessed provisions (IAPs) and collectively assessed provisions (CAPs). In determining IAPs, relevant considerations that have a bearing on the expected future cash flows are taken into account, for example:

•             the business prospects of the customer;

•             the realisable value of collateral;

•             Westpac’s position relative to other claimants;

•             the reliability of customer information; and

•             the likely cost and duration of the work-out process.

These judgements and estimates can change with time as new information becomes available or as work-out strategies evolve, resulting in revisions to the impairment provision as individual decisions are made. Collectively assessed provisions are established on a portfolio basis taking into account:

•             the level of arrears;

•             collateral;

•             past loss experience;

•             expected defaults based on portfolio trends; and

•             the expected economic environment.

The most significant factors in establishing these provisions are estimated loss rates and the related emergence period. The future credit quality of these portfolios is subject to uncertainties that could cause actual credit losses to differ from reported loan impairment provisions. These uncertainties include:

•             differences between the expected and actual economic environment;

•             interest rates and unemployment levels;

•             repayment behaviour; and

•             bankruptcy rates.

Regulatory classification of loan impairment provisions

APS 220 Credit Quality requires that Westpac report specific provisions and a General Reserve for Credit Loss (GRCL). All provisions for impairment assessed on an individual basis in accordance with A-IFRS are classified as specific provisions. Collective provisions raised under A-IFRS are either classified into specific provisions or a GRCL.

A GRCL adjustment is made for the amount of GRCL that Westpac reports for regulatory purposes under APS 220 in addition to provisions reported by Westpac under A-IFRS. For capital adequacy purposes the GRCL adjustment is deducted from Tier 1 capital.

Loan impairment provisions

31 March 2010	A-IFRS Provisions			GRCL	Total Regulatory
$m	IAPs	CAPs	Total	Adjustment	Provisions
Specific Provisions
for impaired loans	1,576	276	1,852	NA	1,852
for defaulted but not impaired loans	NA	163	163	NA	163
General Reserve for Credit Loss	NA	3,258	3,258	—	3,258
Total provisions for impairment charges	1,576	3,697	5,273	—	5,273

30 September 2009	A-IFRS Provisions			GRCL	Total Regulatory
$m	IAPs	CAPs	Total	Adjustment	Provisions
Specific Provisions
for impaired loans	1,228	254	1,482	NA	1,482
for defaulted but not impaired loans	NA	147	147	NA	147
General Reserve for Credit Loss	NA	3,105	3,105	—	3,105
Total provisions for impairment charges	1,228	3,506	4,734	—	4,734

31 March 2009	A-IFRS Provisions			GRCL	Total Regulatory
$m	IAPs	CAPs	Total	Adjustment	Provisions
Specific Provisions
for impaired loans	1,416	182	1,598	NA	1,598
for defaulted but not impaired loans	NA	130	130	NA	130
General Reserve for Credit Loss	NA	2,755	2,755	—	2,755
Total provisions for impairment charges	1,416	3,067	4,483	—	4,483

Credit Risk Exposures

The following tables segment the portfolio by characteristics that provide an insight into the assessment of credit risk concentration.

Exposure at Default by major type

31 March 2010	On balance	Off-balance sheet		Total Exposure	Average
$m	sheet(1)	Non-market related	Market related	at Default	6 months ended
Corporate	36,458	36,373	7,554	80,385	84,177
Business lending	35,609	8,925	—	44,534	44,517
Sovereign	9,938	2,626	540	13,104	10,933
Bank	6,642	2,505	10,314	19,461	19,978
Residential mortgages	212,026	30,889	—	242,915	234,715
Australian credit cards	7,802	6,639	—	14,441	14,368
Other retail	3,632	1,003	—	4,635	4,707
Small business	6,979	1,675	—	8,654	8,749
Specialised lending	23,789	4,135	—	27,924	27,903
Securitisation	11,186	8,382	128	19,696	20,059
Standardised	130,824	3,821	357	135,002	132,171
Total	484,885	106,973	18,893	610,751	602,277

30 September 2009	On balance	Off-balance sheet		Total Exposure	Average
$m	sheet(1)	Non-market related	Market related	at Default	12 months ended(2)
Corporate	40,329	39,376	8,263	87,968	94,609
Business lending	35,672	8,828	—	44,500	45,120
Sovereign	4,174	3,667	922	8,763	7,950
Bank	7,525	2,969	10,000	20,494	34,490
Residential mortgages	197,307	29,207	—	226,514	206,545
Australian credit cards	7,533	6,762	—	14,295	14,444
Other retail	3,727	1,053	—	4,780	4,868
Small business	7,265	1,580	—	8,845	8,928
Specialised lending	24,120	3,761	—	27,881	29,770
Securitisation	12,654	7,575	194	20,423	22,433
Standardised	124,893	3,987	460	129,340	126,991
Total	465,199	108,765	19,839	593,803	547,220

31 March 2009	On balance	Off-balance sheet		Total Exposure	Average
$m	sheet(1)	Non-market related	Market related	at Default	6 months ended
Corporate	46,598	39,206	11,267	97,071	96,192
Business lending	35,978	9,561	—	45,539	45,391
Sovereign	1,564	2,710	1,431	5,705	8,834
Bank	7,706	3,710	10,984	22,400	30,297
Residential mortgages	179,744	27,308	—	207,052	195,214
Australian credit cards	7,476	6,669	—	14,145	14,749
Other retail	3,863	1,072	—	4,935	4,879
Small business	7,512	1,623	—	9,135	8,702
Specialised lending	25,366	5,181	—	30,547	30,672
Securitisation	12,885	9,138	247	22,270	21,785
Standardised	118,935	3,622	1,000	123,557	6,616
Total	447,627	109,800	24,929	582,356	463,331

(1)          EAD associated with the on balance sheet outstandings of each portfolio.

(2)          Average is based on exposures as at 30 September 2009, 30 June 2009, 31 March 2009, 31 December 2008 and 30 September 2008 for Westpac portfolios and exposures as at 30 September 2009, 30 June 2009, and 31 March 2009 for St.George portfolios.

Credit Risk Exposures continued

Exposure at Default by measurement method

31 March 2010	IRB	Standardised	Total Exposure
$m	Approach	Approach	at Default
Corporate	80,385	8,594	88,979
Business lending	44,534	29,690	74,224
Sovereign	13,104	489	13,593
Bank	19,461	2,038	21,499
Residential mortgages	242,915	84,114	327,029
Australian credit cards	14,441	1,952	16,393
Other retail	4,635	7,884	12,519
Small business	8,654	—	8,654
Specialised lending	27,924	241	28,165
Securitisation	18,455	1,241	19,696
Total	474,508	136,243	610,751

30 September 2009	IRB	Standardised	Total Exposure
$m	Approach	Approach	at Default
Corporate	87,968	8,653	96,621
Business lending	44,500	31,172	75,672
Sovereign	8,763	427	9,190
Bank	20,494	1,615	22,109
Residential mortgages	226,514	77,671	304,185
Australian credit cards	14,295	1,844	16,139
Other retail	4,780	7,785	12,565
Small business	8,845	—	8,845
Specialised lending	27,881	173	28,054
Securitisation	18,750	1,673	20,423
Total	462,790	131,013	593,803

31 March 2009	IRB	Standardised	Total Exposure
$m	Approach	Approach	at Default
Corporate	97,071	12,801	109,872
Business lending	45,539	28,366	73,905
Sovereign	5,705	491	6,196
Bank	22,400	2,487	24,887
Residential mortgages	207,052	69,478	276,530
Australian credit cards	14,145	1,787	15,932
Other retail	4,935	7,929	12,864
Small business	9,135	—	9,135
Specialised lending	30,547	218	30,765
Securitisation	20,978	1,292	22,270
Total	457,507	124,849	582,356

Credit Risk Exposures continued

Exposure at Default by industry classification

31 March 2010 $m	Accommodation, cafes & restaurants	Agriculture, forestry & fishing	Construction	Finance & insurance	Government administration & defence	Manufacturing	Mining	Property	Property services & business services	Services(1)	Trade(2)	Transport & storage	Utilities(3)	Retail lending	Other	Total Exposure at Default
Corporate	711	1,666	2,795	13,644	392	15,990	2,491	9,083	3,476	5,127	9,640	6,996	7,768	—	606	80,385
Business lending	3,825	9,248	3,284	2,357	—	4,674	459	12	4,141	4,979	8,491	2,381	204	—	479	44,534
Sovereign	—	3	—	1,451	10,813	153	—	—	14	289	—	33	346	—	2	13,104
Bank		—	2	18,265	—	630	77	138	76	9	218	18	28	—	—	19,461
Residential mortgages	483	666	1,276	2,131	4	733	52	5,621	1,729	2,010	1,805	296	108	225,964	37	242,915
Australian credit cards	—	—	—	—	—	—	—	—	—	—	—	—	—	14,441	—	14,441
Other retail	—	—	—	—	—	—	—	—	—	—	—	—	—	4,635	—	4,635
Small business	200	1,083	1,088	271	4	659	64	531	1,358	526	1,039	1,074	76	—	681	8,654
Specialised lending	342	—	—	—	—	27	305	25,986	—	160	3	428	672	—	1	27,924
Securitisation	—	—	—	18,584	—	535	—	99	290	110	35	—	12	—	31	19,696
Standardised	3,151	1,407	1,608	3,054	516	1,882	255	15,623	2,325	2,733	4,779	1,425	173	93,461	2,610	135,002
Total	8,712	14,073	10,053	59,757	11,729	25,283	3,703	57,093	13,409	15,943	26,010	12,651	9,387	338,501	4,447	610,751

(1)          Includes education, health & community services, cultural & recreational services and personal & other services.

(2)          Includes wholesale trade and retail trade.

(3)          Includes electricity, gas & water, and communication services.

Credit Risk Exposures continued

30 September 2009 $m	Accommodation, cafes & restaurants	Agriculture, forestry & fishing	Construction	Finance & insurance	Government administration & defence	Manufacturing	Mining	Property	Property services & business services	Services(1)	Trade(2)	Transport & storage	Utilities(3)	Retail lending	Other	Total Exposure at Default
Corporate	665	1,916	2,691	15,296	321	16,937	2,828	11,764	3,547	5,595	9,780	7,717	8,393	—	518	87,968
Business lending	3,571	9,130	3,330	2,387	—	4,756	521	—	4,014	4,894	8,822	2,326	243	—	506	44,500
Sovereign	—	3	203	1,491	5,214	17	—	—	14	225	—	23	1,573	—	—	8,763
Bank	—	5	—	19,183	—	765	88	98	77	10	136	46	86	—	—	20,494
Residential mortgages	466	676	1,191	1,973	3	705	43	5,481	1,592	2,019	1,713	287	110	210,214	41	226,514
Australian credit cards	—	—	—	—	—	—	—	—	—	—	—	—	—	14,295	—	14,295
Other retail	—	—	—	—	—	—	—	—	—	—	—	—	—	4,780	—	4,780
Small business	194	1,139	1,097	239	3	644	69	513	1,560	489	1,023	1,140	64	—	671	8,845
Specialised lending	237	—	—	—	—	—	43	26,800	—	75	3	302	420	—	1	27,881
Securitisation	—	—	—	18,789	—	628	—	152	260	110	62	—	16	—	406	20,423
Standardised	3,022	1,471	1,921	2,917	447	1,834	306	16,899	2,284	3,044	4,413	1,340	207	86,843	2,392	129,340
Total	8,155	14,340	10,433	62,275	5,988	26,286	3,898	61,707	13,348	16,461	25,952	13,181	11,112	316,132	4,535	593,803

(1)          Includes education, health & community services, cultural & recreational services and personal & other services.

(2)          Includes wholesale trade and retail trade.

(3)          Includes electricity, gas & water, and communication services.

Credit Risk Exposures continued

31 March 2009 $m	Accommodation, cafes & restaurants	Agriculture, forestry & fishing	Construction	Finance & insurance	Government administration & defence	Manufacturing	Mining	Property	Property services & business services	Services(1)	Trade(2)	Transport & storage	Utilities(3)	Retail lending	Other	Total Exposure at Default
Corporate	618	1,511	2,373	21,434	339	18,898	4,025	11,016	3,390	5,157	9,637	8,725	8,840	—	1,108	97,071
Business lending	3,614	8,923	3,550	2,464	—	4,967	561	379	3,869	4,983	9,073	2,259	241	—	656	45,539
Sovereign	—	3	4	1,656	2,810	27	—	—	14	400	29	25	682	—	55	5,705
Bank	—	5	2	20,647	—	985	102	74	84	1	328	54	118	—	—	22,400
Residential mortgages	439	693	1,111	1,716	2	680	36	5,323	1,347	1,983	1,608	273	103	191,455	283	207,052
Australian credit cards	—	—	—	—	—	—	—	—	—	—	—	—	—	14,145	—	14,145
Other retail	—	—	—	—	—	—	—	—	—	—	—	—	—	4,935	—	4,935
Small business	194	1,162	1,061	211	3	660	71	548	1,746	467	979	1,194	57	—	782	9,135
Specialised lending	11	—	—	310	—	—	48	29,610	—	75	1	302	186	—	4	30,547
Securitisation	—	—	—	20,355	—	781	—	79	260	110	76	—	31	—	578	22,270
Standardised	3,000	1,446	2,382	3,934	506	1,981	353	17,597	2,007	2,842	4,335	1,325	188	75,813	5,848	123,557
Total	7,876	13,743	10,483	72,727	3,660	28,979	5,196	64,626	12,717	16,018	26,066	14,157	10,446	286,348	9,314	582,356

(1)          Includes education, health & community services, cultural & recreational services and personal & other services.

(2)          Includes wholesale trade and retail trade.

(3)          Includes electricity, gas & water, and communication services.

Credit Risk Exposures continued

Exposure at Default by geography(1)

31 March 2010							Total Exposure
$m	Australia	New Zealand	Americas	Europe	Asia	Pacific	at Default
Corporate	63,741	9,214	3,497	2,956	977	—	80,385
Business lending	38,413	6,121	—	—	—	—	44,534
Sovereign	9,092	3,667	208	—	137	—	13,104
Bank	16,161	1,909	782	531	78	—	19,461
Residential mortgages	216,694	26,221	—	—	—	—	242,915
Australian credit cards	14,441	—	—	—	—	—	14,441
Other retail	2,500	2,135	—	—	—	—	4,635
Small business	6,566	2,088	—	—	—	—	8,654
Specialised lending	24,443	3,481	—	—	—	—	27,924
Securitisation	18,585	914	48	149	—	—	19,696
Standardised	132,227	—	—	—	716	2,059	135,002
Total	542,863	55,750	4,535	3,636	1,908	2,059	610,751

30 September 2009							Total Exposure
$m	Australia	New Zealand	Americas	Europe	Asia	Pacific	at Default
Corporate	69,800	10,406	3,609	3,241	912	—	87,968
Business lending	38,258	6,242	—	—	—	—	44,500
Sovereign	4,675	3,747	114	—	227	—	8,763
Bank	16,520	1,956	928	990	100	—	20,494
Residential mortgages	199,763	26,751	—	—	—	—	226,514
Australian credit cards	14,295	—	—	—	—	—	14,295
Other retail	2,565	2,215	—	—	—	—	4,780
Small business	6,598	2,247	—	—	—	—	8,845
Specialised lending	24,113	3,768	—	—	—	—	27,881
Securitisation	18,936	1,027	72	212	176	—	20,423
Standardised	126,602	—	—	—	727	2,011	129,340
Total	522,125	58,359	4,723	4,443	2,142	2,011	593,803

31 March 2009							Total Exposure
$m	Australia	New Zealand	Americas	Europe	Asia	Pacific	at Default
Corporate	75,968	11,235	4,708	4,240	920	—	97,071
Business lending	39,729	5,810	—	—	—	—	45,539
Sovereign	4,140	1,274	—	—	291	—	5,705
Bank	18,487	2,014	1,220	287	392	—	22,400
Residential mortgages	180,477	26,575	—	—	—	—	207,052
Australian credit cards	14,145	—	—	—	—	—	14,145
Other retail	2,686	2,249	—	—	—	—	4,935
Small business	6,823	2,312	—	—	—	—	9,135
Specialised lending	26,378	4,169	—	—	—	—	30,547
Securitisation	20,626	1,044	154	236	210	—	22,270
Standardised	120,205	—	—	—	835	2,517	123,557
Total	509,664	56,682	6,082	4,763	2,648	2,517	582,356

(1)  Geographic segmentation of exposures is based on the location of the office in which these items were booked.

Credit Risk Exposures continued

Exposure at Default by residual contractual maturity

31 March 2010						Total Exposure
$m	On demand	< 12 months	1 to < 3 years	3 to < 5 years	> 5 years	at Default
Corporate	6,373	20,034	44,540	6,134	3,304	80,385
Business lending	3,638	6,295	16,930	5,898	11,773	44,534
Sovereign	699	2,900	2,701	1,435	5,369	13,104
Bank	263	4,355	13,108	1,601	134	19,461
Residential mortgages	17,108	4,501	26,767	18,322	176,217	242,915
Australian credit cards	14,441	—	—	—	—	14,441
Other retail	2,054	58	526	769	1,228	4,635
Small business	1,313	651	2,645	2,429	1,616	8,654
Specialised lending	356	9,970	12,449	1,854	3,295	27,924
Securitisation	522	14,700	1,714	819	1,941	19,696
Standardised	68,068	1,060	3,059	2,006	60,809	135,002
Total	114,835	64,524	124,439	41,267	265,686	610,751

30 September 2009						Total Exposure
$m	On demand	<12 months	1 to <3 years	3 to <5 years	> 5 years	at Default
Corporate	6,075	21,615	45,586	10,955	3,737	87,968
Business lending	3,767	6,547	15,199	6,571	12,416	44,500
Sovereign	484	2,482	4,652	315	830	8,763
Bank	1,317	4,950	12,934	1,211	82	20,494
Residential mortgages	15,829	3,735	22,834	14,993	169,123	226,514
Australian credit cards	14,295	—	—	—	—	14,295
Other retail	2,126	55	531	762	1,306	4,780
Small business	1,353	677	2,514	2,763	1,538	8,845
Specialised lending	384	10,104	12,168	2,086	3,139	27,881
Securitisation	559	14,053	2,799	1,109	1,903	20,423
Standardised	68,568	1,057	3,022	1,882	54,811	129,340
Total	114,757	65,275	122,239	42,647	248,885	593,803

31 March 2009						Total Exposure
$m	On demand	<12 months	1 to <3 years	3 to <5 years	> 5 years	at Default
Corporate	6,466	20,530	53,234	13,574	3,267	97,071
Business lending	4,092	5,781	14,259	6,967	14,440	45,539
Sovereign	495	1,813	2,569	261	567	5,705
Bank	3,117	3,776	12,616	2,794	97	22,400
Residential mortgages	14,157	3,676	17,913	14,830	156,476	207,052
Australian credit cards	14,145	—	—	—	—	14,145
Other retail	2,168	52	560	754	1,401	4,935
Small business	1,390	690	2,514	2,988	1,553	9,135
Specialised lending	419	10,862	12,501	3,331	3,434	30,547
Securitisation	704	14,974	4,174	915	1,503	22,270
Standardised	70,826	1,253	3,216	1,778	46,484	123,557
Total	117,979	63,407	123,556	48,192	229,222	582,356

Credit Risk Exposures continued

Impaired and past due loans

The following tables disclose the crystallisation of credit risk as impairment and loss. Analysis of exposures 90 days past due but well secured, impaired loans, related provisions and actual losses is broken down by concentrations reflecting Westpac’s asset categories, industry and geography.

Impaired and past due loans by portfolio

			Specific
31 March 2010	Items past 90 days	Impaired	Provisions for	Specific Provisions	Actual Losses for the
$m	but well secured	Loans	Impaired Loans	to Impaired Loans(1)	6 months ended
Corporate	12	717	355	50%	5
Business lending	328	468	201	43%	54
Sovereign	—	—	—	—	—
Bank	—	5	4	80%	—
Residential mortgages	677	352	91	26%	40
Australian credit cards	—	85	63	74%	113
Other retail	—	63	50	79%	65
Small business	66	57	25	44%	30
Specialised lending	346	742	354	48%	10
Securitisation	—	19	7	37%	—
Standardised	1,016	1,787	702	39%	102
Total	2,445	4,295	1,852	43%	419

			Specific
30 September 2009	Items past 90 days	Impaired	Provisions for	Specific Provisions	Actual Losses for the
$m	but well secured	Loans	Impaired Loans	to Impaired Loans(1)	12 months ended
Corporate	17	591	268	45%	655
Business lending	302	437	175	40%	110
Sovereign	—	—	—	—	—
Bank	—	6	5	83%	—
Residential mortgages	608	332	86	26%	77
Australian credit cards	—	61	65	107%	225
Other retail	—	55	35	64%	131
Small business	71	54	25	46%	68
Specialised lending	236	645	257	40%	156
Securitisation	—	29	13	45%	—
Standardised	692	1,560	553	35%	452
Total	1,926	3,770	1,482	39%	1,874

			Specific
31 March 2009	Items past 90 days	Impaired	Provisions for	Specific Provisions	Actual Losses for the
$m	but well secured	Loans	Impaired Loans	to Impaired Loans(1)	6 months ended
Corporate	1	1,090	732	67%	(2)
Business lending	165	203	90	44%	29
Sovereign	—	—	—	—	—
Bank	—	7	5	71%	—
Residential mortgages	778	318	85	27%	22
Australian credit cards	—	67	64	96%	108
Other retail	2	62	23	37%	55
Small business	68	50	21	42%	25
Specialised lending	243	380	114	30%	14
Securitisation	—	43	12	28%	—
Standardised	663	1,079	452	42%	104
Total	1,920	3,299	1,598	48%	355

(1)	Care should be taken when comparing these ratios to Basel model LGD estimates as impaired loans represent a subset of total defaulted loans.

Credit Risk Exposures continued

Impaired and past due loans by industry classification

			Specific
31 March 2010	Items past 90 days	Impaired	Provisions for	Specific Provisions	Actual Losses for the
$m	but well secured	Loans	Impaired Loans	to Impaired Loans	6 months ended
Accommodation, cafes & restaurants	33	128	63	49%	6
Agriculture, forestry & fishing	57	152	53	35%	2
Construction	105	139	83	60%	10
Finance & insurance	23	187	104	55%	3
Government administration & defence	—	—	—	—	—
Manufacturing	93	369	146	40%	15
Mining	15	55	33	60%	13
Property & business services	989	1,902	664	35%	31
Services(1)	86	129	68	53%	5
Trade(2)	115	205	90	44%	15
Transport & storage	45	181	72	40%	11
Utilities(3)	4	57	31	54%	1
Retail lending	862	726	375	52%	292
Other	18	65	70	108%	15
Total	2,445	4,295	1,852	43%	419

			Specific
30 September 2009	Items past 90 days	Impaired	Provisions for	Specific Provisions	Actual Losses for the
$m	but well secured	Loans	Impaired Loans	to Impaired Loans	12 months ended
Accommodation, cafes & restaurants	101	132	59	45%	8
Agriculture, forestry & fishing	50	154	66	43%	8
Construction	88	112	51	46%	68
Finance & insurance	22	168	76	45%	328
Government administration & defence	—	—	—	—	—
Manufacturing	88	327	112	34%	107
Mining	10	111	47	42%	13
Property & business services	639	1,581	486	31%	305
Services(1)	56	124	59	48%	114
Trade(2)	72	183	78	43%	127
Transport & storage	49	55	24	44%	14
Utilities(3)	8	79	37	47%	100
Retail lending	727	677	361	53%	658
Other	16	67	26	39%	24
Total	1,926	3,770	1,482	39%	1,874

			Specific
31 March 2009	Items past 90 days	Impaired	Provisions for	Specific Provisions	Actual Losses for the
$m	but well secured	Loans	Impaired Loans	to Impaired Loans	6 months ended
Accommodation, cafes & restaurants	102	83	18	22%	2
Agriculture, forestry & fishing	32	49	16	33%	2
Construction	80	152	50	33%	4
Finance & insurance	17	567	381	67%	43
Government administration & defence	—	—	—	—	—
Manufacturing	34	199	69	35%	5
Mining	1	23	10	43%	—
Property & business services	523	965	283	29%	32
Services(1)	35	403	276	68%	2
Trade(2)	49	201	145	72%	19
Transport & storage	32	35	14	40%	6
Utilities(3)	5	4	1	25%	1
Retail lending	986	601	325	54%	226
Other	24	17	10	59%	13
Total	1,920	3,299	1,598	48%	355

(1)  Includes education, health & community services, cultural & recreational services and personal & other services.

(2)  Includes wholesale trade and retail trade.

(3)  Includes electricity, gas & water, and communication services.

Credit Risk Exposures continued

Impaired and past due loans by geography(1)

			Specific
31 March 2010	Items past 90 days	Impaired	Provisions for	Specific Provisions	Actual Losses for the
$m	but well secured	Loans	Impaired Loans	to Impaired Loans	6 months ended
Australia	2,235	3,517	1,573	45%	350
New Zealand	153	598	206	35%	62
Americas	—	—	—	—	—
Europe	—	109	44	40%	—
Asia	28	20	6	30%	—
Pacific	29	51	23	45%	7
Total	2,445	4,295	1,852	43%	419

			Specific
30 September 2009	Items past 90 days	Impaired	Provisions for	Specific Provisions	Actual Losses for the
$m	but well secured	Loans	Impaired Loans	to Impaired Loans	12 months ended
Australia	1,718	3,177	1,294	41%	1,509
New Zealand	184	516	155	30%	350
Americas	—	—	—	—	—
Europe	—	—	—	—	—
Asia	—	16	6	38%	—
Pacific	24	61	27	44%	15
Total	1,926	3,770	1,482	39%	1,874

			Specific
31 March 2009	Items past 90 days	Impaired	Provisions for	Specific Provisions	Actual Losses for the
$m	but well secured	Loans	Impaired Loans	to Impaired Loans	6 months ended
Australia	1,695	2,789	1,431	51%	301
New Zealand	203	431	132	31%	54
Americas	—	—	—	—	—
Europe	—	—	—	—	—
Asia	—	—	—	—	—
Pacific	22	79	35	44%	—
Total	1,920	3,299	1,598	48%	355

(1)  Geographic segmentation of exposures is based on the location of the office in which these items were booked.

Credit Risk Exposures continued

Movement in provisions for impairment charges

	For the	For the	For the
	6 months ended	6 months ended	6 months ended
	31 March	30 September	31 March
$m	2010	2009	2009
Collectively assessed provisions
Balance at beginning of the period	3,506	3,067	1,761
St.George provision including merger adjustments	—	—	893
New provisions raised	399	698	584
Write-offs	(315)	(371)	(261)
Discount unwind	136	116	114
Exchange rate adjustments	(29)	(4)	(24)
Total	3,697	3,506	3,067

Individually assessed provisions
Balance at beginning of period	1,228	1,416	413
St.George provision including merger adjustments	—	10	110
New individually assessed provisions	637	1,084	1,027
Write-backs	(136)	(70)	(36)
Write-offs	(125)	(1,179)	(112)
Discount unwind	(17)	(5)	(6)
Exchange rate adjustments	(11)	(28)	20
Total	1,576	1,228	1,416

Total provisions for impairment losses on loans and credit commitments	5,273	4,734	4,483
General reserve for credit losses adjustment	—	—	—
Total provisions plus general reserve for credit losses	5,273	4,734	4,483

Credit Risk Exposures continued

Portfolios subject to the Standardised approach

This table presents exposures subject to the Standardised approach categorised by regulatory risk weight.

Exposures subject to the Standardised approach are exposures formerly originated by St.George Bank, Westpac’s Pacific Banking exposures, Westpac’s Asian retail exposures and Westpac’s margin lending portfolio. All other exposures are subject to the Advanced IRB approach.

Westpac seeks to have St.George accredited under the Advanced IRB approach by APRA during 2010. There are currently no plans to move Pacific Banking, Asian retail or margin lending exposures to the Advanced IRB approach.

In preparation for the integration of St.George into The Westpac Group’s Basel II Advanced internal ratings-based approach, we have aligned risk management frameworks and processes to facilitate consistency in:

•                  the assessment and measurement of credit risk in both transaction-managed and portfolio-managed exposures; and

•             risk-reward management across the Group.

External credit assessment institutions (ECAIs) are only used in the determination of regulatory capital for a small number of externally rated customers acquired through the St.George merger. The remainder of the Standardised portfolios are comprised of personal and small to medium sized business borrowers where ECAIs are not used.

31 March 2010	Total Exposure	Risk Weighted
Risk Weight $m	at Default	Assets
0%	61	—
20%	4,898	974
35%	66,344	23,221
50%	15,947	7,973
75%	1,987	1,490
100%	44,751	44,751
150%	1,014	1,522
Total	135,002	79,931

30 September 2009	Total Exposure	Risk Weighted
Risk Weight $m	at Default	Assets
0%	67	—
20%	4,322	864
35%	60,673	21,236
50%	15,521	7,760
75%	2,002	1,502
100%	46,069	46,069
150%	686	1,029
Total	129,340	78,460

31 March 2009	Total Exposure	Risk Weighted
Risk Weight $m	at Default	Assets
0%	94	—
20%	5,302	1,061
35%	56,093	19,633
50%	14,222	7,111
75%	2,131	1,598
100%	45,486	45,486
150%	229	344
Total	123,557	75,233

Credit Risk Exposures continued

Portfolios subject to supervisory risk-weights in the IRB approach

Exposures subject to supervisory risk-weights in the IRB approach include assets categorised as specialised lending, where a regulatory capital ‘slotting’ approach applies. Equity exposures in the banking book are also subject to supervisory risk weights.

Westpac currently has property finance and project finance credit risk exposures categorised as specialised lending. The ‘Credit Risk Management’ section of this report describes the process of mapping Westpac risk grades to external rating equivalents where a regulatory capital ‘slotting’ approach applies.

The application of APRA’s 22 October 2009 more detailed definition of Income Producing Real Estate (IPRE) resulted in the reclassification of some exposures from the Corporate category to the Specialised Lending category. Without this reclassification, Specialised Lending exposure would have decreased further in the First Half. The impact on RWA was immaterial

Property finance

31 March 2010		Exposure at	Regulatory	Risk Weighted
$m	Risk Weight	Default	Expected Loss	Assets
Strong	70%	4,545	18	3,181
Good	90%	11,898	95	10,709
Satisfactory	115%	6,108	171	7,024
Weak	250%	2,706	217	6,766
Default	NA	1,045	522	—
Total		26,302	1,023	27,680

30 September 2009		Exposure at	Regulatory	Risk Weighted
$m	Risk Weight	Default	Expected Loss	Assets
Strong	70%	4,738	19	3,316
Good	90%	12,717	102	11,445
Satisfactory	115%	6,673	186	7,673
Weak	250%	2,032	163	5,081
Default	NA	851	426	—
Total		27,011	896	27,515

31 March 2009		Exposure at	Regulatory	Risk Weighted
$m	Risk Weight	Default	Expected Loss	Assets
Strong	70%	5,535	22	3,874
Good	90%	14,969	120	13,472
Satisfactory	115%	7,434	208	8,549
Weak	250%	1,295	104	3,238
Default	NA	623	311	—
Total		29,856	765	29,133

Credit Risk Exposures continued

Project finance

31 March 2010		Exposure at	Regulatory	Risk Weighted
$m	Risk Weight	Default	Expected Loss	Assets
Strong	70%	997	4	698
Good	90%	482	4	434
Satisfactory	115%	29	1	33
Weak	250%	84	7	209
Default	NA	30	15	—
Total		1,622	31	1,374

30 September 2009		Exposure at	Regulatory	Risk Weighted
$m	Risk Weight	Default	Expected Loss	Assets
Strong	70%	500	2	350
Good	90%	253	2	228
Satisfactory	115%	41	1	47
Weak	250%	46	4	116
Default	NA	30	15	—
Total		870	24	741

31 March 2009		Exposure at	Regulatory	Risk Weighted
$m	Risk Weight	Default	Expected Loss	Assets
Strong	70%	413	2	289
Good	90%	211	2	190
Satisfactory	115%	1	—	1
Weak	250%	66	5	165
Default	NA	—	—	—
Total		691	9	645

Equity exposures

31 March 2010		Exposure at	Regulatory	Risk Weighted
$m	Risk Weight	Default(1)	Expected Loss	Assets(2)
Publicly traded (listed)	300%	385	—	424
Private equities (unlisted)	400%	143	—	572
Total		528	—	996

30 September 2009		Exposure at	Regulatory	Risk Weighted
$m	Risk Weight	Default(1)	Expected Loss	Assets(2)
Publicly traded (listed)	300%	291	—	390
Private equities (unlisted)	400%	281	—	941
Total		572	—	1,331

31 March 2009		Exposure at	Regulatory	Risk Weighted
$m	Risk Weight	Default(1)	Expected Loss	Assets(2)
Publicly traded (listed)	300%	262	—	327
Private equities (unlisted)	400%	230	—	718
Total		492	—	1,045

(1)	For EAD at 300% and 400%, it is noted that EAD equals book value.
(2)

Except for the portion of individual equity exposures in excess of 0.15% of the capital base before deductions, which are treated as deductions from capital, book values of equity exposures are risk weighted using supervisory risk weights.

Credit Risk Exposures continued

Portfolios subject to IRB approaches

Westpac has classified its transaction-managed exposures by the external credit rating to which the internally assigned credit risk grade aligns. Westpac’s internal rating system consists of more risk grades than external grades, and as a result, PD will vary from portfolio to portfolio for the same external grade. Westpac’s program-managed exposures are classified by PD band. The average PD within a band likewise varies from portfolio to portfolio.

For non-defaulted exposures, regulatory expected loss is defined as the product of PD, LGD and EAD. For defaulted exposures, regulatory expected loss is based upon best estimates of loss. Expected loss is calculated at the facility level and then aggregated. However, multiplying the aggregates of the PD, LGD and EAD, as reported in the tables below (e.g. 79,687 x 1.27% x 45%), does not equal the aggregate regulatory expected loss (497) because the product of two averages does not equal the average of a product.

Corporate portfolio by external credit rating

31 March 2010		Committed	Exposure	Probability	Loss Given	Regulatory	Risk Weighted	Average Risk
$m	Outstandings(1)	Undrawn(2)	at Default	of Default	Default	Expected Loss	Assets	Weight
AAA	986	15	1,001	0.01%	10%	—	47	5%
AA	1,305	1,662	2,967	0.02%	40%	—	283	10%
A	10,435	6,318	16,753	0.06%	49%	5	3,236	19%
BBB	21,843	15,056	36,899	0.25%	46%	43	16,550	45%
BB	12,720	5,274	17,994	1.17%	43%	88	16,117	90%
B	265	204	469	2.98%	41%	6	574	122%
Other	3,060	543	3,604	18.94%	50%	355	9,374	260%
Subtotal	50,614	29,072	79,687	1.27%	45%	497	46,181	58%
Default	684	14	698	NA	51%	351	749	107%
Total	51,298	29,086	80,385	2.13%	45%	848	46,930	58%

30 September 2009		Committed	Exposure	Probability	Loss Given	Regulatory	Risk Weighted	Average Risk
$m	Outstandings(1)	Undrawn(2)	at Default	of Default	Default	Expected Loss	Assets	Weight
AAA	966	81	1,047	0.01%	20%	—	96	9%
AA	1,350	1,424	2,774	0.02%	43%	1	295	11%
A	11,568	7,936	19,504	0.06%	49%	5	4,027	21%
BBB	24,552	16,690	41,242	0.25%	46%	47	18,963	46%
BB	13,057	5,227	18,284	1.16%	43%	89	16,486	90%
B	361	138	499	2.98%	41%	6	630	126%
Other	3,530	477	4,007	19.04%	48%	381	10,112	252%
Subtotal	55,384	31,973	87,357	1.27%	46%	529	50,609	58%
Default	583	28	611	NA	62%	269	1,749	286%
Total	55,967	32,001	87,968	1.95%	46%	798	52,358	60%

31 March 2009		Committed	Exposure	Probability	Loss Given	Regulatory	Risk Weighted	Average Risk
$m	Outstandings(1)	Undrawn(2)	at Default	of Default	Default	Expected Loss	Assets	Weight
AAA	1,120	57	1,177	0.01%	19%	—	78	7%
AA	1,509	2,385	3,894	0.02%	38%	1	424	11%
A	14,626	9,408	24,034	0.05%	50%	6	5,040	21%
BBB	30,602	15,064	45,667	0.24%	47%	52	21,720	48%
BB	13,308	4,513	17,820	1.14%	43%	87	16,753	94%
B	408	114	522	2.98%	44%	7	690	132%
Other	2,492	428	2,920	17.61%	53%	284	7,926	271%
Subtotal	64,065	31,969	96,034	0.89%	46%	437	52,631	55%
Default	1,027	10	1,037	NA	65%	666	1,020	98%
Total	65,092	31,979	97,071	1.95%	47%	1,103	53,651	55%

(1)  Outstandings are balances that were drawn down as at the reporting date and include certain off-balance sheet items.

(2)  Committed undrawn balances are committed exposures that were not drawn down as at the reporting date.

Credit Risk Exposures continued

Business lending portfolio by external credit rating

31 March 2010		Committed	Exposure	Probability	Loss Given	Regulatory	Risk Weighted	Average Risk
$m	Outstandings(1)	Undrawn(2)	at Default	of Default	Default	Expected Loss	Assets	Weight
AAA	—	—	—	0.00%	0%	—	—	0%
AA	4	3	7	0.03%	43%	—	1	14%
A	161	80	241	0.07%	47%	—	56	23%
BBB	3,993	1,433	5,426	0.31%	29%	5	1,819	34%
BB	27,458	5,539	32,997	1.49%	29%	143	19,466	59%
B	1,500	176	1,676	2.98%	31%	16	1,258	75%
Other	3,117	231	3,348	16.83%	35%	198	4,976	149%
Subtotal	36,233	7,462	43,695	2.57%	30%	362	27,576	63%
Default	804	35	839	NA	43%	237	2,292	273%
Total	37,037	7,497	44,534	4.40%	30%	599	29,868	67%

30 September 2009		Committed	Exposure	Probability	Loss Given	Regulatory	Risk Weighted	Average Risk
$m	Outstandings(1)	Undrawn(2)	at Default	of Default	Default	Expected Loss	Assets	Weight
AAA	—	—	—	0.00%	0%	—	—	0%
AA	2	3	5	0.02%	60%	—	1	17%
A	187	75	262	0.06%	38%	—	48	18%
BBB	4,305	1,568	5,873	0.31%	30%	5	1,971	34%
BB	27,065	5,419	32,484	1.48%	29%	138	19,139	59%
B	1,667	185	1,852	2.98%	31%	17	1,365	74%
Other	3,052	234	3,286	16.13%	34%	179	4,685	143%
Subtotal	36,278	7,484	43,762	2.48%	30%	339	27,209	62%
Default	708	31	738	NA	43%	199	2,098	284%
Total	36,986	7,515	44,500	4.10%	30%	538	29,307	66%

31 March 2009		Committed	Exposure	Probability	Loss Given	Regulatory	Risk Weighted	Average Risk
$m	Outstandings(1)	Undrawn(2)	at Default	of Default	Default	Expected Loss	Assets	Weight
AAA	—	—	—	0.00%	0%	—	—	0%
AA	3	3	7	0.03%	40%	—	1	15%
A	176	85	261	0.06%	37%	—	45	17%
BBB	4,892	1,831	6,722	0.31%	29%	6	2,274	34%
BB	28,318	5,936	34,254	1.47%	29%	146	20,457	60%
B	1,409	150	1,559	2.98%	29%	14	1,105	71%
Other	2,135	165	2,300	17.13%	34%	135	3,395	148%
Subtotal	36,933	8,170	45,103	2.14%	29%	301	27,277	60%
Default	420	16	436	NA	43%	151	956	219%
Total	37,353	8,186	45,539	3.08%	29%	452	28,233	62%

(1)  Outstandings are balances that were drawn down as at the reporting date and include certain off-balance sheet items.

(2)  Committed undrawn balances are committed exposures that were not drawn down as at the reporting date.

Credit Risk Exposures continued

Sovereign portfolio by external credit rating

31 March 2010		Committed	Exposure	Probability	Loss Given	Regulatory	Risk Weighted	Average Risk
$m	Outstandings(1)	Undrawn(2)	at Default	of Default	Default	Expected Loss	Assets	Weight
AAA	5,535	641	6,176	0.01%	6%	—	73	1%
AA	4,051	1,350	5,401	0.02%	7%	—	127	2%
A	852	386	1,238	0.04%	16%	—	84	7%
BBB	86	25	111	0.19%	23%	—	21	19%
BB	103	74	177	0.93%	54%	1	148	84%
B	—	1	1	2.98%	35%	—	1	122%
Other	—	—	—	0.00%	0%	—	—	0%
Subtotal	10,627	2,477	13,104	0.03%	8%	1	454	3%
Default	—	—	—	NA	0%	—	—	0%
Total	10,627	2,477	13,104	0.03%	8%	1	454	3%

30 September 2009		Committed	Exposure	Probability	Loss Given	Regulatory	Risk Weighted	Average Risk
$m	Outstandings(1)	Undrawn(2)	at Default	of Default	Default	Expected Loss	Assets	Weight
AAA	3,683	1,590	5,273	0.01%	12%	—	109	2%
AA	730	1,152	1,882	0.02%	18%	—	62	3%
A	717	265	982	0.03%	17%	—	65	7%
BBB	97	500	597	0.26%	20%	1	154	26%
BB	19	10	29	2.15%	33%	—	24	84%
B	—	—	—	0.00%	0%	—	—	0%
Other	—	—	—	0.00%	0%	—	—	0%
Subtotal	5,246	3,517	8,763	0.04%	14%	1	414	5%
Default	—	—	—	NA	0%	—	—	0%
Total	5,246	3,517	8,763	0.04%	14%	1	414	5%

31 March 2009		Committed	Exposure	Probability	Loss Given	Regulatory	Risk Weighted	Average Risk
$m	Outstandings(1)	Undrawn(2)	at Default	of Default	Default	Expected Loss	Assets	Weight
AAA	1,538	479	2,017	0.01%	6%	—	16	1%
AA	859	1,250	2,109	0.02%	21%	—	90	4%
A	617	288	905	0.03%	17%	—	66	7%
BBB	119	539	658	0.25%	24%	1	173	26%
BB	5	9	14	2.20%	33%	—	11	82%
B	1	1	2	2.98%	35%	—	2	108%
Other	—	—	—	0.00%	0%	—	—	0%
Subtotal	3,139	2,566	5,705	0.05%	15%	1	358	6%
Default	—	—	—	NA	0%	—	—	0%
Total	3,139	2,566	5,705	0.05%	15%	1	358	6%

(1)  Outstandings are balances that were drawn down as at the reporting date and include certain off-balance sheet items.

(2)  Committed undrawn balances are committed exposures that were not drawn down as at the reporting date.

Credit Risk Exposures continued

Bank portfolio by external credit rating

31 March 2010		Committed	Exposure	Probability	Loss Given	Regulatory	Risk Weighted	Average Risk
$m	Outstandings(1)	Undrawn(2)	at Default	of Default	Default	Expected Loss	Assets	Weight
AAA	237	24	261	0.01%	14%	—	14	5%
AA	9,383	762	10,145	0.02%	59%	2	1,581	16%
A	7,356	680	8,036	0.03%	57%	1	1,507	19%
BBB	751	237	988	0.18%	52%	1	467	47%
BB	26	—	26	0.78%	60%	—	30	116%
B	—	—	—	0.00%	0%	—	—	0%
Other	—	—	—	0.00%	0%	—	—	0%
Subtotal	17,753	1,703	19,456	0.03%	57%	4	3,599	18%
Default	5	—	5	NA	70%	4	—	0%
Total	17,758	1,703	19,461	0.06%	57%	8	3,599	18%

30 September 2009		Committed	Exposure	Probability	Loss Given	Regulatory	Risk Weighted	Average Risk
$m	Outstandings(1)	Undrawn(2)	at Default	of Default	Default	Expected Loss	Assets	Weight
AAA	114	7	121	0.01%	31%	—	16	13%
AA	9,683	1,054	10,737	0.02%	53%	2	1,492	14%
A	7,856	789	8,645	0.04%	57%	2	1,749	20%
BBB	617	277	894	0.16%	53%	1	404	45%
BB	—	—	—	0.00%	0%	—	—	0%
B	11	80	91	2.98%	59%	1	162	179%
Other	—	—	—	0.00%	0%	—	—	0%
Subtotal	18,281	2,207	20,488	0.05%	55%	6	3,823	19%
Default	6	—	6	NA	60%	4	—	0%
Total	18,287	2,207	20,494	0.07%	55%	10	3,823	19%

31 March 2009		Committed	Exposure	Probability	Loss Given	Regulatory	Risk Weighted	Average Risk
$m	Outstandings(1)	Undrawn(2)	at Default	of Default	Default	Expected Loss	Assets	Weight
AAA	645	4	649	0.01%	27%	—	60	9%
AA	8,719	1,106	9,825	0.02%	57%	2	1,612	16%
A	9,925	1,409	11,334	0.04%	57%	2	2,301	20%
BBB	387	156	542	0.19%	43%	—	217	40%
BB	6	—	6	1.15%	60%	—	9	135%
B	7	29	36	2.98%	60%	1	73	203%
Other	—	—	—	0.00%	0%	—	—	0%
Subtotal	19,689	2,704	22,392	0.04%	56%	5	4,272	19%
Default	7	—	8	NA	60%	5	—	0%
Total	19,696	2,704	22,400	0.07%	56%	10	4,272	19%

(1)  Outstandings are balances that were drawn down as at the reporting date and include certain off-balance sheet items.

(2)  Committed undrawn balances are committed exposures that were not drawn down as at the reporting date.

Credit Risk Exposures continued

Residential mortgages portfolio by PD band

31 March 2010		Committed	Exposure	Probability	Loss Given	Regulatory	Risk Weighted	Average Risk
$m	Outstandings(1)	Undrawn(2)	at Default	of Default	Default	Expected Loss	Assets	Weight
0.0 to 0.10	85,525	15,029	100,556	0.07%	20%	14	3,819	4%
0.10 to 0.25	39,134	12,853	50,070	0.17%	20%	17	3,792	8%
0.25 to 1.0	45,290	5,067	48,817	0.57%	20%	56	8,808	18%
1.0 to 2.5	30,636	1,528	31,965	1.76%	21%	116	12,438	39%
2.5 to 10.0	8,346	62	8,402	3.69%	20%	63	5,044	60%
10.0 to 99.99	1,767	8	1,775	32.74%	20%	117	2,084	117%
Subtotal	210,698	34,547	241,585	0.78%	20%	383	35,985	15%
Default	1,329	11	1,330	NA	21%	109	2,789	210%
Total	212,027	34,558	242,915	1.32%	20%	492	38,774	16%

30 September 2009		Committed	Exposure	Probability	Loss Given	Regulatory	Risk Weighted	Average Risk
$m	Outstandings(1)	Undrawn(2)	at Default	of Default	Default	Expected Loss	Assets	Weight
0.0 to 0.10	78,398	13,723	92,122	0.07%	20%	13	3,499	4%
0.10 to 0.25	35,617	12,956	46,487	0.17%	20%	16	3,504	8%
0.25 to 1.0	45,395	5,230	49,063	0.57%	20%	57	8,900	18%
1.0 to 2.5	28,021	1,090	28,914	1.69%	21%	101	11,032	38%
2.5 to 10.0	7,579	54	7,628	3.67%	20%	57	4,575	60%
10.0 to 99.99	1,049	2	1,051	31.98%	20%	68	1,240	118%
Subtotal	196,059	33,055	225,265	0.68%	20%	312	32,750	15%
Default	1,248	11	1,249	NA	21%	104	2,563	205%
Total	197,307	33,066	226,514	1.23%	20%	416	35,313	16%

31 March 2009		Committed	Exposure	Probability	Loss Given	Regulatory	Risk Weighted	Average Risk
$m	Outstandings(1)	Undrawn(2)	at Default	of Default	Default	Expected Loss	Assets	Weight
0.0 to 0.10	70,842	12,506	83,349	0.07%	20%	11	3,163	4%
0.10 to 0.25	33,670	12,820	44,433	0.17%	20%	15	3,345	8%
0.25 to 1.0	41,771	4,880	45,039	0.57%	20%	52	8,174	18%
1.0 to 2.5	22,992	898	23,701	1.60%	21%	79	8,808	37%
2.5 to 10.0	7,724	61	7,779	3.73%	20%	60	4,719	61%
10.0 to 99.99	1,400	6	1,406	32.19%	20%	92	1,659	118%
Subtotal	178,399	31,171	205,707	0.74%	20%	309	29,868	15%
Default	1,345	9	1,345	NA	21%	114	2,685	200%
Total	179,744	31,180	207,052	1.38%	20%	423	32,553	16%

(1)  Outstandings are balances that were drawn down as at the reporting date.

(2)  Committed undrawn balances are committed exposures that were not drawn down as at the reporting date.

Credit Risk Exposures continued

Australian credit cards portfolio by PD band

31 March 2010		Committed	Exposure	Probability	Loss Given	Regulatory	Risk Weighted	Average Risk
$m	Outstandings(1)	Undrawn(2)	at Default	of Default	Default	Expected Loss	Assets	Weight
0.0 to 0.10	—	—	—	0.00%	0%	—	—	0%
0.10 to 0.25	1,327	9,784	5,026	0.22%	71%	8	434	9%
0.25 to 1.0	3,082	4,541	5,346	0.66%	71%	25	1,110	21%
1.0 to 2.5	1,568	367	1,956	1.75%	72%	25	864	44%
2.5 to 10.0	1,119	268	1,352	4.78%	73%	47	1,217	90%
10.0 to 99.99	604	132	659	21.01%	73%	102	1,175	178%
Subtotal	7,700	15,092	14,339	1.98%	71%	207	4,800	33%
Default	102	8	102	NA	71%	64	117	114%
Total	7,802	15,100	14,441	2.67%	71%	271	4,917	34%

30 September 2009		Committed	Exposure	Probability	Loss Given	Regulatory	Risk Weighted	Average Risk
$m	Outstandings(1)	Undrawn(2)	at Default	of Default	Default	Expected Loss	Assets	Weight
0.0 to 0.10	—	—	—	0.00%	0%	—	—	0%
0.10 to 0.25	1,280	9,722	4,956	0.22%	71%	8	429	9%
0.25 to 1.0	2,897	4,682	5,294	0.65%	71%	24	1,080	20%
1.0 to 2.5	1,589	398	2,001	1.73%	72%	25	874	44%
2.5 to 10.0	1,144	255	1,373	4.98%	73%	50	1,269	92%
10.0 to 99.99	552	100	600	19.20%	73%	85	1,046	174%
Subtotal	7,462	15,157	14,224	1.85%	71%	192	4,698	33%
Default	71	6	71	NA	71%	66	1	1%
Total	7,533	15,163	14,295	2.34%	71%	258	4,699	33%

31 March 2009		Committed	Exposure	Probability	Loss Given	Regulatory	Risk Weighted	Average Risk
$m	Outstandings(1)	Undrawn(2)	at Default	of Default	Default	Expected Loss	Assets	Weight
0.0 to 0.10	—	—	—	0.00%	0%	—	—	0%
0.10 to 0.25	1,217	9,441	4,788	0.22%	71%	7	415	9%
0.25 to 1.0	2,922	4,806	5,352	0.66%	71%	25	1,105	21%
1.0 to 2.5	1,567	405	1,984	1.72%	72%	25	864	44%
2.5 to 10.0	1,100	232	1,296	4.94%	73%	47	1,193	92%
10.0 to 99.99	593	128	648	20.18%	73%	96	1,147	177%
Subtotal	7,399	15,012	14,068	1.95%	71%	200	4,724	34%
Default	77	7	77	NA	71%	64	1	1%
Total	7,476	15,019	14,145	2.49%	71%	264	4,725	33%

(1)  Outstandings are balances that were drawn down as at the reporting date.

(2)  Committed undrawn balances are committed exposures that were not drawn down as at the reporting date.

Credit Risk Exposures continued

Other retail portfolio by PD band

31 March 2010		Committed	Exposure	Probability	Loss Given	Regulatory	Risk Weighted	Average Risk
$m	Outstandings(1)	Undrawn(2)	at Default	of Default	Default	Expected Loss	Assets	Weight
0.0 to 0.10	15	105	120	0.10%	61%	—	19	16%
0.10 to 0.25	1	61	12	0.25%	68%	—	4	34%
0.25 to 1.0	671	1,640	1,248	0.48%	65%	4	598	48%
1.0 to 2.5	1,300	303	1,445	1.57%	73%	16	1,307	90%
2.5 to 10.0	1,112	198	1,248	4.27%	74%	39	1,412	113%
10.0 to 99.99	446	23	475	23.14%	73%	81	755	159%
Subtotal	3,545	2,330	4,548	4.22%	71%	140	4,095	90%
Default	87	7	87	NA	68%	54	157	181%
Total	3,632	2,337	4,635	6.02%	71%	194	4,252	92%

30 September 2009		Committed	Exposure	Probability	Loss Given	Regulatory	Risk Weighted	Average Risk
$m	Outstandings(1)	Undrawn(2)	at Default	of Default	Default	Expected Loss	Assets	Weight
0.0 to 0.10	15	109	124	0.10%	61%	—	19	16%
0.10 to 0.25	1	68	13	0.25%	68%	—	4	34%
0.25 to 1.0	740	1,751	1,354	0.49%	65%	4	653	48%
1.0 to 2.5	1,364	328	1,524	1.58%	72%	17	1,370	90%
2.5 to 10.0	1,122	196	1,255	4.29%	74%	40	1,428	114%
10.0 to 99.99	404	18	429	22.36%	73%	70	672	156%
Subtotal	3,646	2,470	4,699	3.85%	70%	131	4,146	88%
Default	81	8	81	NA	68%	37	249	307%
Total	3,727	2,478	4,780	5.48%	70%	168	4,395	92%

31 March 2009		Committed	Exposure	Probability	Loss Given	Regulatory	Risk Weighted	Average Risk
$m	Outstandings(1)	Undrawn(2)	at Default	of Default	Default	Expected Loss	Assets	Weight
0.0 to 0.10	15	111	125	0.10%	61%	—	20	16%
0.10 to 0.25	1	68	13	0.25%	68%	—	4	34%
0.25 to 1.0	758	1,772	1,385	0.48%	64%	4	648	47%
1.0 to 2.5	1,331	322	1,491	1.60%	71%	17	1,333	89%
2.5 to 10.0	1,208	205	1,341	4.44%	75%	45	1,544	115%
10.0 to 99.99	460	24	489	23.09%	72%	81	761	156%
Subtotal	3,773	2,502	4,844	4.19%	70%	147	4,310	89%
Default	91	9	91	NA	68%	41	291	320%
Total	3,864	2,511	4,935	5.96%	70%	188	4,601	93%

(1)  Outstandings are balances that were drawn down as at the reporting date.

(2)  Committed undrawn balances are committed exposures that were not drawn down as at the reporting date.

Credit Risk Exposures continued

Small business portfolio by PD band

31 March 2010		Committed	Exposure	Probability	Loss Given	Regulatory	Risk Weighted	Average Risk
$m	Outstandings(1)	Undrawn(2)	at Default	of Default	Default	Expected Loss	Assets	Weight
0.0 to 0.10	683	170	696	0.08%	43%	—	72	10%
0.10 to 0.25	882	256	1,138	0.18%	43%	1	198	17%
0.25 to 1.0	2,418	755	3,102	0.49%	26%	3	542	17%
1.0 to 2.5	1,956	209	2,120	2.00%	32%	14	915	43%
2.5 to 10.0	449	183	525	4.83%	32%	8	261	50%
10.0 to 99.99	841	20	861	11.93%	45%	45	724	84%
Subtotal	7,229	1,593	8,442	2.23%	34%	71	2,712	32%
Default	212	13	212	NA	28%	41	393	185%
Total	7,441	1,606	8,654	4.63%	33%	112	3,105	36%

30 September 2009		Committed	Exposure	Probability	Loss Given	Regulatory	Risk Weighted	Average Risk
$m	Outstandings(1)	Undrawn(2)	at Default	of Default	Default	Expected Loss	Assets	Weight
0.0 to 0.10	693	174	703	0.08%	43%	—	72	10%
0.10 to 0.25	932	244	1,176	0.18%	44%	1	205	17%
0.25 to 1.0	2,337	737	2,998	0.47%	27%	3	540	18%
1.0 to 2.5	1,840	223	2,014	1.99%	29%	12	798	40%
2.5 to 10.0	456	169	511	4.81%	29%	7	225	44%
10.0 to 99.99	1,216	17	1,234	11.62%	46%	64	1,043	84%
Subtotal	7,474	1,564	8,636	2.60%	34%	87	2,883	33%
Default	209	10	209	NA	28%	35	473	227%
Total	7,683	1,574	8,845	4.90%	34%	122	3,356	38%

31 March 2009		Committed	Exposure	Probability	Loss Given	Regulatory	Risk Weighted	Average Risk
$m	Outstandings(1)	Undrawn(2)	at Default	of Default	Default	Expected Loss	Assets	Weight
0.0 to 0.10	623	12	636	0.09%	44%	—	69	11%
0.10 to 0.25	1,002	251	1,253	0.18%	44%	1	218	17%
0.25 to 1.0	2,307	759	2,989	0.47%	28%	4	555	19%
1.0 to 2.5	2,217	231	2,396	2.00%	32%	15	1,043	44%
2.5 to 10.0	533	339	587	4.80%	27%	7	246	42%
10.0 to 99.99	1,038	25	1,064	11.94%	46%	57	898	84%
Subtotal	7,720	1,617	8,925	2.46%	35%	84	3,029	34%
Default	210	10	210	NA	28%	32	479	228%
Total	7,930	1,627	9,135	4.71%	34%	116	3,508	38%

(1)  Outstandings are balances that were drawn down as at the reporting date and include certain off-balance sheet items.

(2)  Committed undrawn balances are committed exposures that were not drawn down as at the reporting date.

Credit Risk Exposures continued

Credit loss experience

First Half 2010 marked a material change in the asset quality environment. While Full Year 2009 was characterised by uncertainty and deteriorating portfolio quality, First Half 2010 has been a period of portfolio stabilisation. In particular, an improved operating environment has assisted the financial health of both companies and consumers. New stress has declined particularly in the business portfolio.

With the stabilisation of the asset quality cycle the Group is now more focused on actively managing its existing stressed facilities rather than a further significant deterioration in the portfolio.

While operating conditions have improved, stressed assets have continued to rise and are now over 3 times larger than before the global financial crisis (GFC). In addition, on average, more facilities had their credit rating downgraded than upgraded over the half. Importantly, where downgrades occurred, they were predominantly from companies that were already identified as stressed.

This slowing in the growth of new stress partly reflects the significant efforts over 2009 to identify problem facilities and to fully assess the sectors and regions most at risk. The rigour applied to this assessment, along with the Group’s relatively high provision cover, contributed to the reduction in impairment charges in First Half 2010.

Actual losses

31 March 2010	Write-offs	Legal and	Write-offs from		Actual Losses for the
$m	direct	recovery costs	provisions(1)	Recoveries	6 months ended
Corporate	2	1	2	—	5
Business lending	8	3	44	(1)	54
Sovereign	—	—	—	—	—
Bank	—	—	—	—	—
Residential mortgages	6	—	34	—	40
Australian credit cards	113	—	—	—	113
Other retail	68	—	—	(3)	65
Small business	21	1	9	(1)	30
Specialised lending	2	3	5	—	10
Securitisation	—	—	—	—	—
Standardised	84	3	31	(16)	102
Total	304	11	125	(21)	419

30 September 2009	Write-offs	Legal and	Write-offs from		Actual Losses for the
$m	direct	recovery costs	provisions(1)	Recoveries	12 months ended
Corporate	10	1	646	(2)	655
Business lending	6	4	101	(1)	110
Sovereign	—	—	—	—	—
Bank	—	—	—	—	—
Residential mortgages	9	—	68	—	77
Australian credit cards	228	—	—	(3)	225
Other retail	140	—	—	(9)	131
Small business	47	3	21	(3)	68
Specialised lending	6	4	146	—	156
Securitisation	—	—	—	—	—
Standardised	171	3	309	(31)	452
Total	617	15	1,291	(49)	1,874

31 March 2009	Write-offs	Legal and	Write-offs from		Actual Losses for the
$m	direct	recovery costs	provisions(1)	Recoveries	6 months ended
Corporate	—	—	—	(2)	(2)
Business lending	3	2	24	—	29
Sovereign	—	—	—	—	—
Bank	—	—	—	—	—
Residential mortgages	4	—	17	1	22
Australian credit cards	105	—	—	3	108
Other retail	60	—	—	(5)	55
Small business	19	1	7	(2)	25
Specialised lending	—	1	13	—	14
Securitisation	—	—	—	—	—
Standardised	66	—	51	(13)	104
Total	257	4	112	(18)	355

(1)  Write-offs from individually assessed provisions.

Credit Risk Exposures continued

Regulatory expected losses and actual losses

The following table compares regulatory expected losses at 31 March 2009 to actual losses for the 12 month period to 31 March 2010 for those Advanced IRB portfolios where regulatory expected losses are calculated.

				Actual Losses
	Regulatory Expected Loss at 31 March 2009			for the 12 months ended
$m	Non-defaulted	Defaulted	Total	31 March 2010
Corporate	437	666	1,103	662
Business lending	301	151	452	135
Sovereign	1	—	1	—
Bank	5	5	10	—
Residential mortgages	309	114	423	95
Australian credit cards	200	64	264	230
Other retail	147	41	188	141
Small business	84	32	116	73
Specialised lending	463	311	774	152
Total	1,947	1,384	3,331	1,488

				Actual Losses
	Regulatory Expected Loss at 30 September 2008			for the 12 months ended
$m	Non-defaulted	Defaulted	Total	30 September 2009
Corporate	318	149	467	655
Business lending	267	101	368	110
Sovereign	—	—	—	—
Bank	6	4	10	—
Residential mortgages	281	73	354	77
Australian credit cards	164	64	228	225
Other retail	128	33	161	131
Small business	89	21	110	68
Specialised lending	451	104	555	156
Total	1,704	549	2,253	1,422

The purpose of this table is to provide insight into the quality of regulatory expected loss as a predictor of actual losses. Reasons why such comparisons need to be made carefully include:

•                  Estimates of LGD included in the regulatory expected loss figure for non defaulted exposures include discounting of future cash flows while actual loss has no discounting;

•                  Workout times for some transaction-managed portfolios will exceed 12 months meaning that the actual losses reported in any 12 month period may not relate to customers that defaulted in that year; and

•                  Regulatory expected loss for defaulted exposures is not a predictor of future impairment charges because it is derived from incurred losses for defaulted exposures assessed using the A-IFRS methodology and already recognised in profit or loss.

Credit Risk Mitigation

This section describes the way in which The Westpac Group reduces its credit risk by using collateral, guarantees or credit derivatives.

Approach

Westpac recognises credit risk mitigation only when formal legal documentation is held that establishes Westpac’s direct, irrevocable and unconditional recourse to the collateral or to an unrelated credit risk mitigation provider. The minimum standards to be met so that credit risk mitigation can be recognised are embodied in Westpac’s credit rules and policies. All proposals for risk mitigation require a formal submission confirming compliance with these standards, for approval by an authorised credit officer. Authorised credit officer approval is also required for existing risk mitigation to be discontinued or withdrawn.

The amount of credit risk mitigation recognised is the face value of the mitigation instrument, which is adjusted by the application of discounts for any maturity and/or currency mismatch with the underlying obligation, so that a discounted amount is recognised when calculating the residual exposure after mitigation.

For regulatory capital purposes Westpac addresses credit risk mitigation as follows:

•                  exposures secured by cash, eligible financial collateral or where protection is bought via credit linked notes, provided the proceeds are invested in either cash or eligible financial collateral, are included at the gross value, with risk weighted assets for the portion thus secured calculated by applying a 5% LGD;

•                  exposures that are mitigated by way of eligible guarantees, standby letters of credit or similar instruments, where Westpac has direct recourse to a third party on default or non-payment by the customer, or credit protection bought via credit default swaps where Westpac is entitled to recover either full principal or credit losses on occurrence of defined credit events, are treated under double default rules where the protection provider is a financial firm rated A or better; and

•                  exposures that are mitigated by way of guarantees, letters of credit, credit default swaps or similar instruments, where the criteria in the preceding point are not met, are treated under the substitution approach.

Structure and organisation

The business unit responsible for managing the overall risk in Westpac’s corporate, sovereign and bank credit portfolios, Westpac Institutional Bank, uses a variety of instruments, including securitisation and single name credit default swaps, to manage loan and counterparty risk. Westpac Institutional Bank includes a dedicated portfolio trading desk with the specific mandate of actively monitoring the underlying exposure and the offsetting hedge book.

Risk reporting

Monthly reports are issued, which detail risk mitigated facilities where the mitigation instruments mature within 30 — 90 days. An independent operational unit supervises this process to ensure that the relevant business and credit risk management units’ decisions are taken and actions implemented in a timely fashion.

Specific reporting is maintained and monitored on the matching of hedges with underlying facilities, with any adjustments to hedges (e.g. unwinds or extensions) managed dynamically.

Balance sheet netting

Risk reduction by way of current account set-offs is recognised for exposures to creditworthy customers domiciled in Australia and New Zealand only. Customers are required to enter into formal agreements giving Westpac the unfettered right to set-off gross credit and debit balances in their nominated accounts to determine Westpac’s net exposure within each of these two jurisdictions. Cross-border set-offs are not permitted.

Close-out netting is undertaken for off-balance sheet financial market transactions with counterparties with whom Westpac has entered into master dealing agreements that allow such netting in specified jurisdictions. Close-out netting effectively aggregates pre-settlement risk exposure at time of default, thus reducing overall exposure.

Collateral valuation and management

Westpac revalues all financial markets and associated collateral positions on a daily basis to monitor the net risk position, and has formal processes in place to ensure calls for collateral top-up or exposure reduction are made promptly. An independent operational unit has responsibility for monitoring these positions. The collateralisation arrangements are documented via the Support Annex of the International Swaps and Derivatives Association (ISDA) dealing agreement.

Types of collateral taken

Westpac recognises the following as eligible collateral for credit risk mitigation by way of risk reduction:

•                  cash (primarily in Australian dollars (AUD), New Zealand dollars (NZD), United States dollars (USD), British pounds (GBP), or Euros (EUR));

•                  bonds issued by Australian Commonwealth, State and Territory Government or their Public Sector Enterprises, provided these attract a zero risk-weighting under APS 112;

•                  securities issued by other specified ‘AAA’ rated sovereign governments; and

•                  credit-linked notes, provided the proceeds are invested in cash or other eligible collateral described above.

Credit Risk Mitigation continued

Guarantor/credit derivative counterparties

For mitigation by risk transfer, Westpac only recognises unconditional irrevocable guarantees or standby letters of credit issued by, or eligible credit derivative protection bought from, the following entities provided they are not related to the underlying obligor:

•                  sovereign entities;

•                  public sector entities;

•                  banks or securities firms; and

•                  other entities with a minimum risk grade equivalent of ‘A-’.

Market and/or credit risk concentrations

When Westpac uses credit risk mitigation techniques to reduce counterparty exposure, limits are applied to both gross (i.e. pre- mitigation) and net exposure.

Furthermore, exposure is recorded against the provider of any credit risk mitigation and a limit framework prevents excessive concentration to such counterparties.

All exposures to risk transfer counterparties are separately approved under Westpac’s usual credit approval process, with the amount and tenor of mitigation recorded against the counterparty in Westpac’s exposure management systems. The credit quality of mitigation providers is reviewed regularly in accordance with Westpac’s usual periodic review processes.

Market risks arising from credit risk mitigation activities are managed similarly to market risks arising from any other trading activities.

These risks are managed under either the market risk banking book or trading book frameworks as appropriate.

Total exposure covered by collateral, credit derivatives and guarantees(1)

				Total for which
31 March 2010	Total before	Impact of credit	Total after	some credit risk	Eligible Financial	Covered by	Covered by
$m	mitigation	mitigation	mitigation	is mitigated	Collateral	Guarantees	Credit Derivatives
Corporate	80,855	(470)	80,385	5,285	2,760	53	417
Sovereign	13,104	—	13,104	328	—	328	—
Bank	18,991	470	19,461	3,029	448	178	1,397
Standardised	39,524	—	39,524	1,289	395	55	—
Total	152,474	—	152,474	9,931	3,603	614	1,814

				Total for which
30 September 2009	Total before	Impact of credit	Total after	some credit risk	Eligible Financial	Covered by	Covered by
$m	mitigation	mitigation	mitigation	is mitigated	Collateral	Guarantees	Credit Derivatives
Corporate	88,568	(599)	87,969	5,328	2,574	128	471
Sovereign	8,763	—	8,763	1,229	—	1,229	—
Bank	19,895	599	20,494	5,803	1,430	245	1,470
Standardised	40,754	—	40,754	1,188	362	55	—
Total	157,980	—	157,980	13,548	4,366	1,657	1,941

				Total for which
31 March 2009	Total before	Impact of credit	Total after	some credit risk	Eligible Financial	Covered by	Covered by
$m	mitigation	mitigation	mitigation	is mitigated	Collateral(2)	Guarantees	Credit Derivatives
Corporate	97,780	(709)	97,071	5,963	2,618	31	678
Sovereign	5,705	—	5,705	233	—	233	—
Bank	21,691	709	22,400	5,387	1,150	263	2,005
Standardised	42,690	—	42,690	1,192	303	47	—
Total	167,866	—	167,866	12,775	4,071	574	2,683

(1)          Includes Corporate, Business Lending, and Bank exposures only for portfolios formerly originated by St.George Bank.

(2)          Total Eligible Financial Collateral was incorrectly reported in Westpac’s Pillar 3 report at 31 March 2009. It was over stated by $30m. The error has since been corrected. Individually disclosed balances for Corporate, Sovereign, Bank and St.George categories were correctly reported.

Counterparty Credit Risk

This section describes Westpac’s exposure to credit risk arising from its financial markets business.

Approach

Westpac’s process for managing derivatives and counterparty credit risk is based on its assessment of the potential future credit risk Westpac is exposed to when dealing in derivatives products and securities financing transactions. Westpac simulates future market rates by imposing shocks on correlation and volatility factors and assessing the effect these shocks have on the mark-to-market value of Westpac’s positions. These simulated exposure numbers are then checked against pre-settlement risk limits that are set at the counterparty level.

Structure and organisation

The Financial Markets and Treasury Credit management team is charged with managing the counterparty credit exposure arising from derivatives and treasury products.

Risk reporting

Westpac actively reassesses and manages the counterparty credit exposure sourced from the derivatives business via an end-of-day Monte Carlo simulation of the derivatives portfolio that updates forecasts of potential future credit exposure for movements in market rates. This information is then loaded against the FM credit limit management system. Limit violations or excesses are segregated in a report, which is actioned under strict timeframes by credit managers.

Risk mitigation

Mitigation is achieved in a number of ways:

•                  the limit system monitors for breaches of the pre-determined limits, with any excesses being immediately highlighted to credit staff;

•                  Westpac has collateral agreements with its largest counterparties. The market value of the counterparty’s portfolio is used to recalculate the credit position at each end of day, with collateral being called for when certain pre-set limits are met;

•                  credit derivatives are used to mitigate credit exposure against certain counterparties;

•                  incorporating right-to-break in Westpac’s contracts, effectively reducing the tenor of the risk;

•                  signing ISDA netting agreements, thus allowing the exposure across a portfolio of trades to be netted;

•                  regular marking to market and settling of the foreign exchange components of foreign exchange reset contracts; and

•                  downgrade triggers in documentation that, if breached, require the counterparty to provide collateral.

Credit limits

The risk management methodology for counterparty derivatives exposures is similar to the credit methodology for transaction-managed loans. The main difference is in the estimation of the EAD for derivative exposures.

EAD for derivative exposures is based on expected future exposure (EFE). EFE is calculated as the average of all positive to market values. EFE calculation takes into account eligible netting agreements. All EFE exposures are scaled up in order to capture the dependency between market values of transactions across counterparties, and the correlation between market and credit risks.

Counterparty credit limits are approved on an uncommitted and unadvised basis by authorised credit officers. This follows an evaluation of each counterparty’s credit worthiness and establishing an agreed credit risk appetite for the nature and extent of prospective business.

Securing collateral and establishing credit reserves

Most collateral agreements negotiated by Westpac require daily reassessment of exposure positions in order to determine whether additional collateral must be called for. Under this process, the market value of the customer’s portfolio is assessed daily with demands being sent out by the collateral team on the following day. The collateral received is subject to ‘haircuts’ (discounted values), depending on type and maturity.

Wrong-way risk exposures

Wrong-way risk exposures using credit derivatives are controlled by only buying protection from highly rated counterparties. Wrong-way risk exposures refers to derivative transactions for which there is significant positive dependency between counterparty’s default and the mark-to-market value of the transaction. There should be no obvious correlation between the protection seller and the customer (e.g. bought protection covering a government risk should not be bought from a bank or entity controlled or owned by that government). All transactions, including credit derivatives, are assessed by an authorised credit officer who has the right to decline any transaction where they feel there is an unacceptably high correlation between ability to perform under the trade and the performance of the underlying counterparty.

Consequences of a downgrade in Westpac’s credit rating(1)

Where an outright threshold and minimum transfer amount are agreed, there will not be any impact on the amount of collateral posted by Westpac in the event of a credit rating downgrade. Where the threshold and minimum transfer amount are tiered according to credit rating, the impact of Westpac being downgraded below ‘AA’ would be: for a one notch downgrade to ‘AA-’, postings of $85m; while for a two notch downgrade to ‘A+’, postings would be $483m.

(1)  Credit rating downgrade postings are cumulative.

Securitisation

A securitisation is a financial structure where the cash flow from a pool of assets is used to service obligations to at least two different tranches or classes of creditors (typically holders of debt securities), with each class or tranche reflecting a different degree of credit risk (i.e. one class of creditors is entitled to receive payments from the pool before another class of creditors).

Securitisation transactions are generally grouped into two broad categories:

•                  traditional or true sale securitisations, which involve the legal transfer of ownership of the underlying asset pool to a third party; and

•                  synthetic transactions, where the ownership of the pool remains with the originator and only the credit risk of the pool is transferred to a third party, using credit derivatives or guarantees.

Approach

Westpac’s involvement in securitisation activities ranges from a seller of own assets to an investor in third-party transactions and includes the provision of securitisation services and funding for clients, including clients wishing to access capital markets.

Securitisation of Westpac originated assets - Securitisation is a tool of funding, liquidity and capital management. Securitisation gives Westpac the ability to liquefy a pool of assets. Securitisation increases Westpac’s wholesale funding capacity. In some cases securitised assets are removed from Westpac’s calculation of risk weighted assets.

Westpac has entered into on balance sheet securitisation transactions whereby loans originated by Westpac are transformed into stocks of saleable mortgage backed securities and held in the originating bank’s liquid asset portfolio. These “self securitisations” do not change risk weighted assets.(1)

Securitisation in the management of Westpac’s credit portfolio - Westpac uses securitisation, including portfolio credit default swaps, to manage its corporate and institutional loan and counterparty credit risk portfolios. Single name credit default swaps are not treated as securitisations but as credit risk mitigation facilities. Transactions are entered into to manage counterparty credit risk or concentration risks.

Provision of securitisation services, including funding and management of conduit vehicles - Westpac provides services to clients wishing to access asset-backed financing through securitisation. Those services include access to the Asset Backed Commercial Paper Market through Waratah, the Westpac-sponsored securitisation conduit; the provision of warehouse and term funding of securitised assets on Westpac’s balance sheet; and arranging Asset-Backed Bond issues. Crusade is a securitisation conduit that holds investments in investment grade rated bonds. Westpac provides facilities to Waratah and Crusade including liquidity, funding, underwriting, credit enhancement and derivative contracts.

Westpac’s role in the securitisation process

Securitisation activity	Role played by Westpac
Securitisation of Westpac originated assets	• Asset originator • Facility provider • Servicer	• Swap provider • Trust manager

Self Securitisation	• Asset originator • Facility provider • Servicer	• Swap provider • Trust manager • Note holder

Securitisation in the management of Westpac’s credit portfolio	• Hedger - protection purchaser • Investor - protection seller • Investor - purchaser of securitisation exposures

Provision of securitisation services including funding and management of conduit vehicles	• Arranger • Bond distributor • Credit enhancement provider • Funder	• Liquidity facility provider • Servicer • Swap counterparty

(1)  The credit exposures of the underlying loans are measured in accordance with APS 112 and APS 113.

Securitisation continued

Key Objectives

Securitisation of Westpac originated assets - The securitisation of Westpac’s own assets achieves funding, liquidity and capital management objectives.

Securitisation in the management of Westpac’s credit portfolio - Westpac acts as principal in transactions and will buy and sell protection in order to meet its portfolio management objectives. Westpac also purchases securitisation exposures in order to earn income. All securitisation activity must follow Westpac’s credit approval processes.

Provision of securitisation services including funding and management of conduit vehicles - Westpac receives market-based fees in return for its services as servicer, swap counterparty, arranger and facility provider and programme fees, interest margins and bond distribution fees on warehouse and term funding facilities.

Structure and organisation

Securitisation of Westpac originated assets (including self-securitisation) - Westpac’s Treasury operation is responsible for securitisation activity in respect of funding, liquidity and capital management.

Securitisation in the management of Westpac’s credit portfolio - Westpac’s exposure arising from securitisation, including portfolio hedging, is managed by Westpac Institutional Bank (WIB) and integrated within Westpac’s normal risk reporting and management systems.

Provision of securitisation services including funding and management of conduit vehicles - These services are provided by WIB and include the provision of liquidity, credit enhancement, funding and derivative facilities and servicer and arranger services.

Risk reporting

Credit exposure - Funding, liquidity, credit enhancement and redraw facilities, swap arrangements and counterparty exposures are captured and monitored in key source systems along with other facilities/derivatives entered into by Westpac.

Operational risk exposure - The operational risk review process for Westpac includes the identification of risks, controls and key performance indicators in relation to all securitisation activity and services provided by Westpac or any of its subsidiaries.

Market risk exposure - Exposures arising from transactions with securitisation conduits and other counterparties are captured as part of Westpac’s traded and non-traded market risk reporting and limit management framework.

Liquidity risk exposure - Exposure to and the impact of securitisation transactions are managed under the Liquidity Risk Management framework and are integrated into routine reporting for capital and liquidity positions, net interest margin analysis, balance sheet forecasting and funding scenario testing. The annual funding plan incorporates consideration of overall liquidity risk limits and the level of securitisation of Westpac originated assets.

Risk mitigation

Securitisation of Westpac originated assets (including self securitisation) - The interest rate and basis risks generated by Westpac’s provision of hedge arrangements to a Westpac Securitisation Trust are captured and managed in Westpac’s Asset and Liability Management framework. The liquidity risk generated by Westpac’s provision of liquidity and redraw facilities to Westpac Securitisation Trusts is captured and managed in accordance with Treasury’s liquidity management policies along with all other contingent liquidity facilities.

Securitisation in the management of Westpac’s corporate and institutional credit portfolio - Transactions are approved in accordance with Westpac’s credit risk mitigation policy (see pages 43 and 44).

Provision of securitisation services including funding and management of conduit vehicles - All securitisation transactions are approved within the context of a securitisation credit policy that sets detailed transaction-specific guidelines that regulate servicer counterparty risk appetite, transaction tenor, asset class, third party credit support and portfolio quality. This policy is applied in conjunction with other credit and market risk policies that govern the provision of derivative and other services that support securitisation transactions. In particular, credit hedging transactions are subject to credit risk mitigation policy (see pages 43 and 44). Any interest rate or currency hedging is subject to counterparty credit risk management (see page 45) and market risk management (see pages 53 and 54) policies and processes.

Regulatory capital approaches

The regulatory capital treatment of all securitisation exposures, except derivatives, is undertaken in accordance with APS 120 Securitisation. The approaches employed include the Standardised approach, the Ratings-Based Approach (RBA), where the regulator provides risk-weights that are matched to external credit ratings, and the Internal Assessment Approach (IAA), which largely mirrors the Ratings-Based Approach. The Supervisory Formula (SF), which determines a capital charge based on the attributes of the securitisation structure through an industry standard formula with pre-determined parameters, is used where the Ratings-Based and Internal Assessment approaches are deemed inappropriate.

Securitisation of Westpac originated assets (including self securitisation) - The assets sold to a Westpac Securitisation Trust are excluded from Westpac’s calculation of risk-adjusted assets if the provisions of APS 120 are satisfied. For capital adequacy purposes the interest rate and basis swaps; currency swaps; servicing functions; and liquidity and redraw facilities all satisfy the relevant provisions of APS 120. Westpac applies the RBA and the SF when determining regulatory capital treatments for these securitisation exposures.

In the case of self securitisations, securitised assets are not removed from Westpac’s calculation of risk weighted assets. Facilities provided to self securitisation vehicles do not attract regulatory capital charges.

Securitisation continued

Securitisation in the management of Westpac’s credit portfolio - Unless Westpac makes an election under APS 120, the underlying assets subject to synthetic securitisation are excluded from Westpac’s calculation of risk adjusted assets. They are replaced with the risk-weight of the applicable securitisation instrument, usually a credit default swap or underlying cash collateral. Westpac applies the Standardised approach, the RBA and the SF when determining regulatory capital treatments for securitisation exposures arising from the management of its credit portfolio.

Provision of securitisation services including funding and management of conduit services - Westpac applies the Standardised approach, the RBA and the IAA when determining regulatory capital requirements for the facilities associated with the provision of securitisation services to conduit vehicles.

The regulatory capital treatment of derivatives for securitisation exposures is currently undertaken in accordance with APS 113 pending resolution of issues relating to the practical application of APS 120 to this exposure. The difference in regulatory capital calculations using APS 120 and APS 113 is immaterial.

The External Credit Assessment Institutions that can be used by Westpac for securitisations are Fitch, Moody’s and Standard & Poor’s.

Westpac’s accounting policies for securitisation activities

Securitisation of Westpac originated assets (including self-securitisation) - The assets sold by Westpac to a Westpac Securitisation Trust remain on Westpac’s balance sheet for accounting purposes.

Securitisation in the management of Westpac’s credit portfolio - For risk mitigation using synthetic securitisation, the underlying assets remain on Westpac’s balance sheet for accounting purposes. The accounting treatment of the assets will depend on their nature. They could include loans and receivables, available for sale securities or derivatives. The most common form of synthetic securitisation is via a credit default swap, which is treated as a derivative and recognised in the profit and loss statement at fair value.

For investment in securitisation exposures, if the instrument includes a credit default swap, the exposure will be fair valued through the profit and loss statement. Other securitisation exposures will be fair valued through the balance sheet unless Westpac makes an election at the time of purchase to fair value through the profit and loss statement.

Provision of securitisation services including funding and management of conduit vehicles - Fee income from these services is recognised on an accrual basis. Liquidity and funding facilities are treated as commitments to provide finance, with fee and margin income recognised on an accrual basis. Warehouse and term funding facilities are treated as loans.

Exposure at Default by exposure type(1)

This table shows Westpac’s credit risk exposure arising from its participation in the securitisation business(2).

31 March 2010	Originated	Credit portfolio	Provision of	Total Exposure
$m	assets	management	services	at Default
Liquidity facilities	91	—	4,210	4,301
Funding facilities	209	—	12,742	12,951
Underwriting facilities	—	—	—	—
Credit enhancements	—	—	281	281
Derivative transactions	138	—	1	139
Other	169	1,723	132	2,024
Total	607	1,723	17,366	19,696

30 September 2009	Originated	Credit portfolio	Provision of	Total Exposure
$m	assets	management	services	at Default
Liquidity facilities	71	—	4,440	4,511
Funding facilities	195	—	13,101	13,296
Underwriting facilities	—	—	—	—
Credit enhancements	—	—	244	244
Derivative transactions	200	—	1	201
Other	181	1,817	173	2,171
Total	647	1,817	17,959	20,423

31 March 2009	Originated	Credit portfolio	Provision of	Total Exposure
$m	assets	management	services	at Default
Liquidity facilities	71	—	5,548	5,619
Funding facilities	208	—	13,636	13,844
Underwriting facilities	—	—	—	—
Credit enhancements	3	—	294	297
Derivative transactions	257	—	2	259
Other	125	1,779	347	2,251
Total	664	1,779	19,827	22,270

(1)	Previously disclosed St.George exposures for September 2009 and March 2009 have now been incorporated into their corresponding categories.
(2)	Geographic, industry and maturity breakdowns for securitisation exposures have been provided in the credit risk exposures section of this report beginning on page 19.

Securitisation continued

Exposure at Default by risk weight band(1)

This table shows credit risk exposure arising from participation in the securitisation business broken down by risk weight bands.

31 March 2010	Originated	Credit portfolio	Provision of	Total Exposure	Total Risk
$m	assets	management	services	at Default	Weighted Assets
Less than or equal to 10%	248	1,408	1,125	2,781	205
Greater than 10 - 20%	—	53	13,187	13,240	2,045
Greater than 20 - 30%	59	132	—	191	48
Greater than 30 - 50%	48	—	1,879	1,927	845
Greater than 50 - 75%	—	—	33	33	24
Greater than 75 - 100%	78	15	770	863	822
Greater than 100 - 250%	—	55	142	197	474
Greater than 250 - 425%	6	—	184	190	802
Greater than 425 - 650%	—	9	30	39	231
Other	—	—	—	—	—
Deductions	168	51	16	235	NA
Total	607	1,723	17,366	19,696	5,496

30 September 2009	Originated	Credit portfolio	Provision of	Total Exposure	Total Risk
$m	assets	management	services	at Default	Weighted Assets
Less than or equal to 10%	204	1,550	1,247	3,001	224
Greater than 10 - 20%	—	46	12,691	12,737	1,977
Greater than 20 - 30%	61	66	—	127	30
Greater than 30 - 50%	54	1	2,373	2,428	1,030
Greater than 50 - 75%	—	10	81	91	68
Greater than 75 - 100%	83	—	1,176	1,259	1,211
Greater than 100 - 250%	—	—	20	20	50
Greater than 250 - 425%	6	91	349	446	1,632
Greater than 425 - 650%	—	—	—	—	—
Other(2)	6	—	—	6	76
Deductions	233	53	22	308	NA
Total	647	1,817	17,959	20,423	6,298

31 March 2009	Originated	Credit portfolio	Provision of	Total Exposure	Total Risk
$m	assets	management	services	at Default	Weighted Assets
Less than or equal to 10%	207	1,560	881	2,648	193
Greater than 10 - 20%	—	—	16,294	16,294	3,258
Greater than 20 - 30%	—	—	—	—	—
Greater than 30 - 50%	56	66	274	396	155
Greater than 50 - 75%	—	—	332	332	201
Greater than 75 - 100%	99	—	1,609	1,708	1,652
Greater than 100 - 250%	—	—	—	—	—
Greater than 250 - 425%	6	153	100	259	791
Greater than 425 - 650%	—	—	299	299	1,293
Other(2)	4	—	—	4	61
Deductions	292	—	38	330	NA
Total	664	1,779	19,827	22,270	7,604

(1)	Previously disclosed St.George exposures for September 2009 and March 2009 have now been incorporated into their corresponding categories.
(2)

The balances relate to calls on notes at their optional call date. This is not in accordance with the requirements of APS 120 Attachment F, which requires no calls prior to at least 90% of the pool being amortised. For September 2009, the call was on Crusade Trust No. 1 of 2003, and for March 2009 it was Crusade Trust No. 1A of 2002.

Securitisation continued

Exposures deducted from capital

This table shows securitisation exposures required to be deducted from capital under APS120 by type of underlying asset.(1),(2)

	31 March	30 September	31 March
$m	2010	2009	2009
Residential mortgages	132	186	254
Credit cards	—	—	—
Auto and equipment finance	47	65	64
Business lending	—	—	—
Other	56	57	12
Total	235	308	330

Securitisations subject to early amortisation treatment

There are no securitisations subject to early amortisation treatment.

New facilities provided to securitisation schemes

This table shows the notional amount of new facilities provided to securitisation schemes for the current period.

	For the 6 mth period ended
31 March 2010	Originated	Credit portfolio	Provision of	Total
$m	assets(3)	management	services	Amount
Liquidity facilities	20	—	8	28
Funding facilities	20	—	600	620
Underwriting facilities	—	—	—	—
Credit enhancements	—	—	—	—
Derivative transactions	1,983	—	—	1,983
Other	—	—	—	—
Total	2,023	—	608	2,631

	For the 12 mth period ended
30 September 2009	Originated	Credit portfolio	Provision of	Total
$m	assets(3)	management	services	Amount
Liquidity facilities	202	—	23	225
Funding facilities	83	—	3,890	3,973
Underwriting facilities	—	—	—	—
Credit enhancements	—	—	—	—
Derivative transactions	33,545	—	—	33,545
Other	—	—	—	—
Total	33,830	—	3,913	37,743

	For the 6 mth period ended
31 March 2009	Originated	Credit portfolio	Provision of	Total
$m	assets(3)	management	services	Amount
Liquidity facilities	182	—	7	189
Funding facilities	83	—	1,975	2,058
Underwriting facilities	—	—	—	—
Credit enhancements	—	—	—	—
Derivative transactions	17,520	—	—	17,520
Other	—	—	—	—
Total	17,785	—	1,982	19,767

(1)	Capital deductions for securitisation exposures are taken 50% from Tier 1 capital and 50% from Tier 2 capital.
(2)

Capital deductions in relation to capitalised start up, establishment and other securitisation costs that were included in this table in Westpac’s Pillar 3 report at 31March 2009 ($46m) have been removed from this disclosure. At 31 March 2010 the deduction for these costs was $34m ($39m as at 30 September 2009), which forms part of the capital deduction for capitalised expenditure shown in the capital structure on page 9.

(3)	All new facilities provided to Westpac originated asset securitisation schemes for the current period relate to self securitisations.

Securitisation continued

Summary of assets securitised

This table shows outstanding securitisation exposures for Westpac originated assets by underlying asset type. It includes the amount of impaired and past due assets, along with any losses recognised by The Westpac Group during the current period. All exposures relate to traditional securitisations.

Securitised assets are held in securitisation trusts. Trusts to which assets have been transferred in accordance with APS 120 do not form part of the Level 2 consolidated Group. Self securitisation trusts remain consolidated at Level 2 and the assets transferred to these trusts are risk weighted in accordance with APS 112 and APS 113.

31 March 2010	Total outstanding		Impaired	Past due	Westpac
$m	Securitisation	Self Securitisation	loans	assets	recognised losses
Residential mortgages	14,144	38,577	15	111	2
Credit cards	—	—	—	—	—
Auto and equipment finance	588	—	5	2	—
Business lending	—	—	—	—	—
Other	—	—	—	—	—
Total	14,732	38,577	20	113	2

30 September 2009	Total outstanding		Impaired	Past due	Westpac
$m	Securitisation	Self Securitisation(1)	loans	assets	recognised losses
Residential mortgages	13,895	44,803	14	85	1
Credit cards	—	—	—	—	—
Auto and equipment finance	815	—	2	1	—
Business lending	—	—	—	—	—
Other	—	—	—	—	—
Total	14,710	44,803	16	86	1

31 March 2009	Total outstanding		Impaired	Past due	Westpac
$m	Securitisation	Self Securitisation	loans	assets	recognised losses
Residential mortgages	16,131	34,604	12	141	—
Credit cards	—	—	—	—	—
Auto and equipment finance	1,097	—	4	1	—
Business lending	—	—	—	—	—
Other	—	—	—	—	—
Total	17,228	34,604	16	142	—

(1)	As at 30 September 2009, $4,391m was subject to sale and repurchase agreements with the RBA and $2,253m was subject to sale and repurchase agreements with the RBNZ.

Securitisation continued

Underlying exposures originated into securitisation schemes

This table shows assets transferred into securitisation schemes by underlying asset type for the current period.

31 March 2010	Amount securitised for the	Recognised gain or
$m	6 months ended(1)	loss on sale
Residential mortgages	2,845	—
Credit cards	—	—
Auto and equipment finance	—	—
Business lending	—	—
Other	—	—
Total	2,845	—

30 September 2009	Amount securitised for the	Recognised gain or
$m	12 months ended(1)	loss on sale
Residential mortgages	37,271	—
Credit cards	—	—
Auto and equipment finance	—	—
Business lending	—	—
Other	—	—
Total	37,271	—

31 March 2009	Amount securitised for the	Recognised gain or
$m	6 months ended(1)	loss on sale
Residential mortgages	17,713	—
Credit cards	—	—
Auto and equipment finance	—	—
Business lending	—	—
Other	—	—
Total	17,713	—

(1)  All exposures originated into securitisations for the current period relate to self securitisations.

Market Risk

Westpac’s exposure to market risk arises out of its Financial Markets and Treasury trading activities. This is quantified for regulatory capital purposes using both the Standardised and the internal models approach, details of which are provided below. The market risk in St.George is included in risk metrics and analysis below for both internal and regulatory purposes on an additive basis from 18 November 2008 until 30 September 2009. From 1 October 2009, risk in St George has been measured using the Westpac accredited model and is included in the overall Westpac results on a diversified basis.

Approach

Trading activities are controlled by a Board-approved market risk framework that incorporates a Board-approved value at risk (VaR) limit. VaR is the primary mechanism for measuring and controlling market risk. Market risk is managed using VaR and structural risk limits (including volume limits and basis point value limits) in conjunction with scenario analysis and stress testing. Market risk limits are allocated to business management based upon business strategies and experience, in addition to market liquidity and concentration risks. All trades are marked-to-market daily, using independently sourced or reviewed rates. Rates that have limited independent sources are reviewed at least on a monthly basis.

Financial Markets’ trading activity represents dealings that encompass book running and distribution activity. The types of market risk arising from trading activity include interest rate, foreign exchange, commodity, equity price, credit spread and volatility risk.

Group Treasury’s trading activity represents dealings that include the management of interest rate, foreign exchange and credit spread risks associated with the wholesale funding task, liquid asset portfolios and foreign exchange repatriations.

VaR limits

Market risks arising from trading activities are primarily measured using an historical simulation based VaR methodology. Westpac estimates VaR as the potential loss in earnings from adverse market movements and is calculated over a 1-day time horizon at a 99% confidence level using a minimum of 1 year of historical rate data. The St.George VaR model was based upon a Monte Carlo approach using 2 years of time-weighted historical data and was replaced by the Westpac model on 1 October 2009. VaR takes account of all material market variables that may cause a change in the value of the trading portfolio, including interest rates, foreign exchange rates, price changes, volatility, and the correlation among these variables.

The BRMC has approved an overall market risk VaR limit for trading activities. MARCO has approved separate VaR sub-limits for the trading activities of Financial Markets and Group Treasury.

Backtesting

Daily backtesting of VaR results is performed to ensure that model integrity is maintained. A review of both the potential profit and loss outcomes is also undertaken to monitor any skew created by the historical data.

Stress testing

Daily stress testing against pre-determined scenarios is carried out to analyse potential losses beyond the 99% confidence level. An escalation framework around selective stress tests is approved by MARCO.

Profit and loss notification framework

The BRMC has approved a profit and loss notification framework. Included in this framework are levels of escalation in accordance with the size of the profit or loss. Triggers are applied to both a 1-day and a rolling 20-day cumulative total.

Structure and organisation

A separate independent Market Risk Management unit is responsible for the daily measurement and monitoring of market risk exposures. This unit performs daily stress and scenario tests on the trading portfolios to quantify the impact of extreme or unexpected movements in market factors. Stress and scenario tests include historical market movements, tests defined by the market risk committees or management and independent scenarios developed by Westpac’s economics department.

Risk reporting

Daily monitoring of current exposure and limit utilisation is conducted independently by the Market Risk Management unit, which monitors market risk exposures against VaR and structural limits. Daily VaR position reports are produced by risk type, by product lines and by geographic region. These are supplemented by structural risk reporting, advice of profit and loss trigger levels and stress test escalation trigger points. Model accreditation has been granted by APRA for the use of an internal model for the determination of regulatory capital for the key classes of interest rate (general market), foreign exchange, commodity and equity (including specific risk) risks. Specific risk refers to the variations in individual security prices that cannot be explained by general market movements, and event and default risk. Interest rate specific risk (specific issuer risk) is calculated using the Standardised approach.

Risk mitigation

Market risk positions are managed by the trading desks consistent with delegated trading and product authorities. Risks are consolidated into portfolios based on product and risk type. Risk management is carried out by qualified personnel with varying levels of seniority commensurate with the nature and scale of market risks under management.

The following controls allow monitoring by management:

•                  trading authorities and responsibilities are clearly delineated at all levels;

•                  a structured system of limits and reporting of exposures;

•                  all new products and significant product variations undergo a rigorous approval process to identify business risks prior to launch;

•                  models that are used to determine risk or profit and loss for Westpac’s accounts are independently reviewed;

Market Risk continued

•                  duties are segregated so that employees involved in the origination, processing and valuation of transactions operate under separate reporting lines, minimising the opportunity for collusion; and

•                  legal counsel approves documentation for compliance with relevant laws and regulations.

In addition, internal audit independently review compliance with policies, procedures and limits.

Segregation of duties is a significant feature of Westpac’s internal controls. Separation of persons executing transactions from those responsible for processing contracts, confirming transactions, settling transactions, approving the accounting methodology or entries and performing revaluations minimises opportunities for fraud.

Market Risk regulatory capital and risk weighted assets

	31 March	30 September	31 March
$m	2010	2009	2009
Internal model approach	273	317	320
Standardised approach	264	230	320
Total Capital Required	537	547	640
Risk Weighted Assets	6,707	6,838	8,003

VaR by risk type

31 March 2010	For the 6 months ended
$m	High	Low	Average	Period end
Interest rate risk	50.8	13.3	28.5	15.1
Foreign exchange risk	8.0	0.6	3.1	1.3
Equity risk	1.6	0.4	0.9	0.4
Commodity risk	1.9	0.5	1.1	1.7
Other market risks	18.3	11.7	14.3	17.6
Diversification benefit	N/A	N/A	(17.6)	(15.1)
Net market risk(1)	51.1	18.3	30.3	21.1

30 September 2009	For the 6 months ended
$m	High	Low	Average	Period end
Interest rate risk	59.9	24.2	37.7	39.2
Foreign exchange risk	10.8	1.2	5.4	5.6
Equity risk	2.0	1.0	1.4	1.6
Commodity risk	6.4	1.0	3.6	1.1
Other market risks	26.0	17.7	21.4	18.2
Diversification benefit	NA	NA	(29.7)	(21.8)
Net market risk(1)	54.5	23.7	39.8	43.9

31 March 2009	For the 6 months ended
$m	High	Low	Average	Period end
Interest rate risk	52.4	17.3	31.3	32.6
Foreign exchange risk	16.0	2.6	7.9	8.5
Equity risk	4.5	1.0	2.3	1.2
Commodity risk	6.1	1.0	2.8	6.1
Other market risks	48.2	17.3	28.2	23.0
Diversification benefit	NA	NA	(31.3)	(32.9)
Net market risk(1)	56.5	28.2	41.2	38.5

(1)

The Highs (Lows) by risk types will likely be determined by different days in the period. As such, the sum of these figures will not reflect the High (Low) net market risk, which reflects the highest (lowest) aggregate risk position in the period.

Market Risk continued

Back-testing results

The following graph gives a comparison of actual profit and loss to VaR over the 6 months ended 31 March 2010.

Each point on the graph represents 1 day’s trading profit or loss. This result is placed on the graph relative to the associated VaR utilisation. The downward sloping line represents the point where a loss is equal to VaR utilisation. Any point below this line represents a back-test exception (i.e. where the loss is greater than the VaR). The one instance where the loss is greater than VaR was the result of market moves on 1 February 2010, when AUD short term interest rates fell sharply after the RBA left the official cash rate unchanged at their February 2010 meeting.  The market had anticipated a further cash rate increase.

Operational Risk

Operational risk is defined at Westpac as the risk of loss resulting from inadequate or failed internal processes, people and systems or from external events. This definition includes legal and regulatory risk but excludes strategic and reputation risk. Westpac’s operational risk definition is aligned to APS 115 Capital Adequacy: Advanced Measurement Approaches to Operational Risk.

Approach

Westpac has been accredited to use the Advanced Measurement approach (AMA) in accordance with APS 115. Westpac’s operational risk is measured and managed in accordance with the policies and processes defined in its Operational Risk Management framework.

Operational risk measurement and management

Westpac is extending its AMA to include the risks formerly associated with St.George Bank and aims to be accredited by APRA to extend its use during 2010. Until accredited, regulatory capital for the St.George RBB line of business is calculated using the Standardised approach in accordance with APS 114 Capital Adequacy: Standardised Approach to Operational Risk.

Westpac’s Operational Risk Management Framework

The Operational Risk Management Framework:

•                  facilitates the identification, measurement and management of operational risks that may impede the Group’s ability to achieve its strategic objectives and vision;

•                  identifies operational risk and compliance incidents early in order to minimise potential financial losses, reputational damage and shareholder, community, employee and regulatory impacts; and

•                  calculates and allocates operational risk capital.

The key components of Westpac’s operational risk management framework are listed below:

Compliance - The framework defines principles, processes, controls and roles and responsibilities for meeting the Group’s obligations under the law based on the regulatory standards governing Westpac as a financial services group.

Data quality - The framework includes principles and processes for the integrity of operational risk data used to support management decision-making and calculate capital. The principles apply to the capture, transformation, storage, access, maintenance and reporting of operational risk data. Operational risk data is subject to independent validation on a regular basis.

Governance - The governance structure provides clearly defined roles and responsibilities for overseeing and reviewing operational risk exposure and management. Westpac Group Operational Risk and Compliance Committee (OPCO) monitors operational risk profiles and the effectiveness of operational risk management practices.

Incident management - The process of incident management involves identifying operational risk incidents, escalating them to appropriate levels of management, minimising any immediate impacts of the incidents, addressing the root causes and devising management actions to strengthen the control environment as required.

Key Indicators (KIs) - The framework defines requirements and processes for KIs, which are quantitative indicators used by management to monitor the operational risk profile.

Operational risk capital - Operational risk regulatory and economic capital are calculated on a quarterly basis. The capital model is reviewed annually to re-assess the appropriateness of the model framework, methodology, assumptions and parameters in light of changes in the operational risk profile and industry developments. As part of the last annual review, the fitting methodology used to determine the parameters used for calculating the internal loss data (ILD) capital was changed from Maximum Likelihood Estimation (MLE) to Quantile-Distance (QD). This change in methodology improved the fitting of the data at the tail of the distribution.

Risk and Control Assessments (RCAs) - RCA is a forward-looking management tool for measuring Westpac’s operational risk profile by identifying and assessing operational risks and the adequacy of controls, with management action planning to reduce risks that are outside of risk appetite.

Scenario Analysis - Enterprise-wide extreme scenario analysis is used to assess the impacts of potential adverse events originating from the internal and external operational environment, assess the adequacy of controls and management preparedness, and formulate action plans as necessary.

Westpac ADI — AMA capital model overview

Westpac’s operational risk capital model includes both expected and unexpected losses arising from operational risk events. Westpac’s operational risk capital is based on three data sources:

•                  Internal loss data - historical data on operational risk losses that have occurred at Westpac;

•                  External loss data - historical data on operational risk losses that have occurred at other financial institutions; and

•                  Risk and Control Assessment data and Scenario Analysis data.

Each of these data sources measures the internal and external operational risk profile, across the spectrum of operational risk losses, from both historical and forward-looking perspectives.

Westpac’s AMA methodology is based on the Loss Distribution Approach. Capital is estimated by simulating distributions of operational risk losses for each data source. The final capital estimate is a weighted average of the capital calculated for each data source.

Operational Risk continued

Expected loss offsets and risk mitigation

No adjustments or deductions are made to Westpac’s measurement of operational risk regulatory capital for the mitigating impacts of insurance or expected operational risk losses.

Operational Risk regulatory capital and risk weighted assets

	31 March	30 September	31 March
$m	2010	2009	2009
Total Capital Required	1,810	1,738	1,545
Risk Weighted Assets	22,624	21,725	19,319

Equity Risk

Equity risk is defined as the potential for financial loss arising from movements in equity values. The disclosures in this section exclude investments in equities made by Westpac subsidiaries outside the regulatory Level 2 group.

Structure and organisation

The BRMC approves any changes to the portfolio and transactional limits for Westpac’s direct equity investments. The BRMC also approves the Equity Risk Management framework.

Approach

Westpac has established a comprehensive set of policies defining the management of equity risk. These policies are reviewed and approved annually.

Risk mitigation

Westpac does not use financial instruments to mitigate its exposure to equities in the banking book.

Banking book positions

Equity underwriting and warehousing risk - As a financial intermediary Westpac underwrites listed and unlisted equities. Equity warehousing activities require the acquisition of assets in anticipation of refinancing through a combination of senior, mezzanine and capital market debt and listed, unlisted and privately placed equity.

Investment securities - Westpac undertakes, as part of the ordinary course of business, certain investments in strategic equity holdings and over time the nature of underlying investments will vary.

Measurement of equity securities - Equity securities that have a quoted market price are carried at their fair value. Fair value is determined based upon current bid prices. If a market for a financial asset is not active, fair value is determined based upon a valuation technique. This includes the use of recent arms-length transactions, discounted cash flow analysis, option pricing models and other valuation techniques commonly used by market participants to price similar instruments. Where fair value is not determined based upon an actively traded market price, judgement is required to take into consideration the impact of liquidity, concentration, uncertainty of market factors, pricing assumptions and other risks affecting the specific instrument. In the event that the fair value of an unlisted security cannot be measured reliably, these investments are measured at cost.

Where the investment is held for long term strategic purposes, these investments are accounted for either as available for sale, with changes in fair value being recognised in equity, or at fair value through profit and loss.

Other related matters

•                  For the periods reported the book value of certain unlisted investments are measured at cost because the fair value cannot be reliably measured. These investments represent minority interests in companies for which active markets do not exist and quote prices are not available. For all other equity exposures book value equals fair value.

•                  Fair value should not differ to the listed stock price. Should a listed stock price not be available, it is estimated using the techniques referred to above.

Risk reporting

Westpac manages equity risk in two ways, VaR limits and investment limits:

•                  A VaR limit (in conjunction with structural limits) is used to manage equity risk in the equity trading business in Financial Markets. This limit is a sub-limit of the BRMC approved VaR limit for Financial Markets trading activities; and

•                  Investment exposures are risk graded and captured within Westpac credit systems.

Equity Risk continued

Book value of listed equity exposures by industry classification

	31 March	30 September	31 March
$m	2010	2009	2009
Business services	60	71	37
Property	10	—	—
Finance and insurance	315	220	225
Construction	—	—	—
Mining	—	—	—
Total	385	291	262

Book value of unlisted equity exposures by industry classification

	31 March	30 September	31 March
$m	2010	2009	2009
Business services	73	96	54
Property	6	118	122
Finance and insurance	55	58	36
Construction	—	—	—
Mining	9	9	18
Total	143	281	230

Gains/losses

	For the	For the	For the
	6 months ended	12 months ended	6 months ended
	31 March	30 September	31 March
$m	2010	2009	2009
Cumulative realised gains (losses)	18	(1)	—
Total unrealised gains (losses)	5	(43)	(17)
Total latent revaluation gains (losses)	106	(3)	(10)
Amounts included in Tier 1/Tier 2 capital	53	(45)	(22)

Interest Rate Risk in the Banking Book

Interest Rate Risk in the Banking Book (IRRBB) is the risk to interest income arising from a mismatch between the duration of assets and liabilities that arises in the normal course of business activities.

Approach

The banking book activities that give rise to market risk include lending activities, balance sheet funding and capital management. Interest rate risk, currency risk and funding and liquidity risk are inherent in these activities. Group Treasury’s Asset & Liability Management (ALM) unit is responsible for managing market risk arising from Westpac’s banking book activity.

All material regions, business lines and legal entities are included in Westpac’s IRRBB framework. In particular, the IRRBB contained within the St.George balance sheet is included in risk metrics and analysis for internal management purposes but excluded from regulatory capital calculations. St.George VaR results are included as an add-on for the period 18 November 2008 to 30 January 2009.  From February 2009 onwards the St.George VaR is included on a diversified basis in the overall Westpac Group internal VaR data.

Asset and liability management

ALM manages the structural interest rate mismatch associated with the transfer priced balance sheet, including the investment of Westpac’s capital to its agreed benchmark duration. A key risk management objective is to achieve reasonable stability of Net Interest Income (NII) over time. These activities are performed under the direction of MARCO with oversight by the independent Market Risk Management unit.

Net Interest Income sensitivity

NII sensitivity is managed in terms of the net interest income-at-risk (NaR) modelled over a three year time horizon using a 99% confidence interval for movements in wholesale market interest rates. A simulation model is used to calculate Westpac’s potential NaR. The NII simulation framework combines the underlying statement of financial position data with assumptions about runoff and new business, expected repricing behaviour and changes in wholesale market interest rates. Simulations using a range of interest rate scenarios are used to provide a series of potential future NII outcomes. The interest rate scenarios modelled include those projected using historical market interest rate volatility as well as 100 and 200 basis point shifts up and down from current market yield curves. Additional stressed interest rate scenarios are also considered and modelled.

A comparison between the NII outcomes from these modelled scenarios indicates the sensitivity to interest rate changes. Both on and off-balance sheet instruments are then used to manage the interest rate risk.

NaR limit

The BRMC has approved a NaR limit. This limit is managed by the Group Treasurer and is expressed as a deviation from benchmark hedge levels over a one-year rolling time frame, at a 99% level of confidence. This limit is monitored by Market Risk Management.

VaR limit

The BRMC has also approved an overall VaR limit for ALM. This limit is managed by the Group Treasurer and monitored by Market Risk Management. Additionally, Market Risk Management sets structural risk limits to prevent undue concentration of risk.

Structural foreign exchange rate risk

Structural foreign exchange rate risk results from the generation of foreign currency denominated earnings and from Westpac’s capital deployed in offshore branches and subsidiaries, where it is denominated in currencies other than Australian dollars. As exchange rates fluctuate the Australian dollar equivalent of offshore earnings and capital is subject to change, which could introduce significant variability to Westpac’s reported financial results. ALCO determines the appropriateness of foreign exchange earnings volatility, associated limits and the derivatives used to hedge the variability. The identification and management of structural foreign exchange risk is reported to ALCO monthly.

Risk reporting

Interest rate risk in the banking book risk measurement systems and personnel are centralised in Sydney. These include front office product systems, which capture all treasury funding and derivative transactions; the transfer pricing system, which captures all retail and other business transactions; non-traded VaR systems, which calculate Group Treasury VaR; and, the NII system, which calculates NaR.

Daily monitoring of current exposure and limit utilisation is conducted independently by Market Risk Management, which monitors market risk exposures against VaR, NaR and structural risk limits. Management reports detailing structural positions and VaR are produced and distributed daily for use by dealers and management across all stakeholder groups. Monthly and quarterly reports are produced for the senior management market risk forums of MARCO and BRMC respectively to provide transparency of material market risks and issues.

Risk mitigation

Market risk arising in the banking book stems from the ordinary course of banking activities, including structural interest rate risk (the mismatch between the duration of assets and liabilities) and capital management. Hedging Westpac’s exposure to interest rate risk is undertaken using derivatives. The hedge accounting strategy adopted utilises a combination of the cash flow, fair value and net investment hedge approaches. Some derivatives held for economic hedging purposes do not meet the criteria for hedge accounting as defined under AASB 139 and therefore are accounted for in the same way as derivatives held for trading.

The same controls used to monitor traded market risk allow for continuous monitoring by management.

IRRBB continued

Effect of sudden upward and downward movement in interest rates

31 March 2010	200bp parallel	200bp parallel
$m	increase	decrease
AUD	11.1	(7.6)
NZD	2.2	(3.0)
USD	—	—
Total	13.3	(10.6)

30 September 2009	200bp parallel	200bp parallel
$m	increase	decrease
AUD	(45.0)	49.2
NZD	(5.9)	5.4
USD	—	—
Total	(50.9)	54.6

31 March 2009	200bp parallel	200bp parallel
$m	increase	decrease
AUD	32.8	(28.9)
NZD	(43.9)	46.6
USD	—	—
Total	(11.1)	17.7

VaR results for non-traded interest rate risk

	For the	For the	For the
	6 months ended	6 months ended	6 months ended
	31 March	30 September	31 March
$m	2010	2009	2009
High	22.4	20.8	16.9
Low	1.5	1.9	2.3
Average	5.4	10.3	7.1
Period end	5.3	6.0	9.9

Interest rate risk in the banking book regulatory capital and risk weighted assets

	31 March	30 September	31 March
$m	2010	2009	2009
Total Capital Required	846	770	203
Risk Weighted Assets	10,573	9,624	2,538

Liquidity Risk

Liquidity risk is the risk that the bank will be unable to fund increases in assets and meet obligations as they come due, without incurring unacceptable losses.

Approach

Group-wide liquidity management is the responsibility of the Group Treasurer under the oversight of the BRMC and ALCO. Liquidity modelling is performed for The Westpac Group.

Key aspects of the liquidity management strategy are:

Liquidity risk framework

The BRMC approves Westpac’s policies relating to liquidity risk management annually, including:

•                  modelling approach;

•                  scenarios covered;

•                  limit determination; and

•                  levels of liquid asset holdings.

Funding strategy

Group Treasury undertakes an annual review of the funding profile consistent with expected market conditions and the balance sheet growth of customer deposits and loans. The funding strategy is approved by BRMC annually.

To further strengthen the management of the Group’s funding base, the Stable Funding Ratio (SFR) is used to focus on the composition and stability of the overall funding base. Stable funding consists of customer deposits and wholesale term funding with residual maturity greater than twelve months (including securitisation). As at 31 March 2010, the stable funding ratio was 79% (78% as at 30 September 2009)(1).

Contingency planning

Group Treasury maintains a Crisis Management Action Plan that details the broad actions that should be taken by Westpac in the event of a ‘funding crisis’. The report is reviewed and approved by ALCO and is aligned with the Group’s broader situation management procedures.

Minimum liquid asset holdings

Westpac holds a portfolio of high quality liquid assets as a buffer against unforeseen funding requirements. The BRMC annually approves liquid asset limits for the key geographies and entities within the Group.

Westpac complies with local regulatory liquidity requirements in Westpac’s offshore operations. A global concession has been granted by the United Kingdom regulatory body (the Financial Services Authority), which effectively oversees Westpac’s United Kingdom operations under APRA supervision.

Liquidity reporting

Daily monitoring of the liquidity risk position is conducted by the Group’s Market Risk Management unit, which monitors compliance with crisis funding, normal funding and liquid asset holding limits. The daily liquidity risk reports are circulated to, and reviewed by, Local Liquidity Managers, Market Risk Managers, Executive Director - Market Risk Management, Executive Director - Global Funding, Managing Director - Group Treasury, and other senior members of Group Treasury. Summary liquidity reports are submitted to ALCO and APRA monthly, and to BRMC quarterly.

(1)         The methodology for calculating the stable funding ratio was changed during first-half 2010. The ratio now excludes excess liquid assets and includes equity. The September 2009 comparative has been restated on this basis.

Appendix I

The following table cross-references the quantitative disclosure requirements given by Attachment A of APS 330 to the quantitative disclosures made in this report.

APS 330 Attachment A reference		Westpac disclosure	Page
Table 1: Scope of application	(d)	Capital adequacy regulation of subsidiary entities	8
Table 2: Capital Structure	(b) to (d)	Capital structure	9
Table 3: Capital Adequacy	(b) to (f)	Capital requirements	11
	(g)	Westpac’s capital adequacy ratios	10
		Capital adequacy ratios of major subsidiary banks	10
Table 4: Credit Risk - general disclosures	(b)	Exposure at Default by major type	19
	(c)	Exposure at Default by geography	24
	(d)	Exposure at Default by industry classification	21
	(e)	Exposure at Default by residual contractual maturity	25
	(f)	Impaired and past due loans by industry classification	27
	(g)	Impaired and past due loans by geography	28
	(h)	Movement in provisions for impairment charges	29
		Loan impairment provisions	18
	(i)	Exposure at Default by measurement method	20
Table 5: Credit Risk - disclosures for	(b)	Portfolios subject to the standardised approach	30
portfolios subject to the standardised		Property finance	31
approach and supervisory risk-weights in		Project finance	32
the IRB approaches		Equity exposures	32
Table 6: Credit Risk - disclosures for	(d)	Corporate portfolio by external credit rating	33
portfolios subject to IRB approaches		Business lending portfolio by external credit rating	34
		Sovereign portfolio by external credit rating	35
		Bank portfolio by external credit rating	36
		Residential mortgage portfolio by PD band	37
		Australian credit cards portfolio by PD band	38
		Other retail portfolio by PD band	39
		Small business portfolio by PD band	40
	(e)	Actual losses	41
	(f)	Comparison of regulatory expected and actual loss rates	42
Table 7: Credit Risk mitigation disclosures	(b) to (c)	Total exposures covered by collateral, credit derivatives and guarantees	44
Table 9: Securitisation disclosures	d) to (e)	Summary of assets securitised	51
	(f)	Exposure at Default by exposure type	48
	(g) to (i)	Exposure at Default by risk weight band	49
	(h)	Securitisations subject to early amortisation treatment	50
	(j)	Underlying exposures originated into securitisation schemes	52
		New facilities provided to securitisation schemes	50
Table 10: Market Risk – disclosures for ADIs using the standardised approach	(b)	Market Risk regulatory capital and risk weighted assets	54
Table 11: Market Risk – disclosures for ADIs using the internal models approach	(d)	VaR by risk type	54
for trading portfolios
Table 13: Equities – disclosures for banking book positions	(b) to (c)	Book value of listed equity exposures by industry classification	59
	(b) to (c)	Book value of unlisted equity exposures by industry classification	59
	(d) to (e)	Gains/losses	59
	(f)	Equity exposures	32
Table 14: Interest Rate Risk in the Banking Book	(b)	Effect of sudden upward and downward movement in interest rates	61

Appendix II

Capital deduction for shortfall in provisions for regulatory expected loss

Regulatory expected losses are only calculated for certain eligible portfolios. Therefore provisions associated with ineligible portfolios are excluded from the calculation of the capital deduction for the shortfall in provisions for regulatory expected losses.

Tax treatment

APS 111 Capital Adequacy does not allow tax benefits associated with credit losses to be recognised for capital adequacy purposes until they are realised. Deferred tax assets associated with impairment provisions are therefore treated as deductions from capital.

The following table shows how this deduction is calculated.

•                  ‘Total provisions for impairment charges’ are those disclosed in the financial statements under A-IFRS;

•                  ‘General reserve for credit losses adjustment’ is the amount of general reserves for credit losses that Westpac reports for regulatory purposes under APS 220 Credit Quality in addition to provisions assessed in accordance with A-IFRS;

•                  ‘Ineligible provisions’ include all provisions associated with portfolios which are subject to the Basel standardised approach to credit risk and provisions relating to securitisation exposures; and

•                  ‘Deferred tax assets’ are the amount of deferred tax assets associated with impairment provisions deducted from capital through the shortfall in provisions for regulatory expected loss deduction.

	31 March	30 September	31 March
$m	2010	2009	2009
Provisions associated with eligible portfolios
Total provisions for impairment charges	5,273	4,734	4,483
plus General reserve for credit losses adjustment	—	—	—
less ineligible provisions	(1,845)	(1,643)	(1,368)
less certain deferred tax assets	(653)	(619)	(560)
Total eligible provisions	2,775	2,472	2,555
Regulatory expected losses	3,579	3,231	3,331
Capital deduction for shortfall in provisions for regulatory expected loss	(804)	(759)	(776)

The capital deduction for the shortfall in provisions for regulatory expected losses is taken 50% from Tier 1 capital and 50% from Tier 2 capital.

Appendix III

The key features of Westpac’s qualifying Residual Tier 1 and Tier 2 capital instruments are summarised in this appendix.

Residual Tier 1 Capital Instruments

Trust Preferred Securities 2003 (TPS 2003)

Instrument	Trust Preferred Securities issued by Westpac Capital Trust III. The proceeds from the issue were ultimately invested in convertible debentures issued by Westpac New Zealand branch.
Face Value	USD 750 million
Listing	Not listed
Residual Tier 1 Classification	Innovative Residual Tier 1 Capital
Issue Date	13 August 2003
Distributions	Non-cumulative, subject to the satisfaction of certain distribution payment conditions including Westpac having sufficient distributable profits.
Distribution Rates	5.819% p.a. up to but excluding 30 September 2013; and US LIBOR + 2.05% p.a. from and including 30 September 2013.
Distribution Payments	Semi-annually in arrears (31 March & 30 September) up to and including 30 September 2013; and Quarterly in arrears (31 March, 30 June, 30 September & 31 December) from and including 31 December 2013.
Franked Distributions	No
Step-Up Date	30 September 2013
Distribution Rate after Step-Up Date	US LIBOR + 2.05% p.a. (including a one time step-up of 1%)
Holder Redemption Rights	None
Issuer Redemption Rights	Westpac may redeem TPS 2003 on or after 30 September 2013 or earlier upon the occurrence of certain specified circumstances with APRA’s prior written approval, if required.
Conversion into Preference Shares

TPS 2003 will automatically be redeemed for American Depository Receipts representing Westpac preference shares on 30 September 2053, or earlier in the event that a distribution is not made or in certain other specified circumstances.

Conversion into Ordinary Shares	No
Secured or Unsecured	Unsecured
Ranking in Winding-Up	Rank in priority to Westpac ordinary shares and equally with equal ranking capital securities but behind all senior creditors and depositors.
Accounting Treatment	Equity - Minority Interests

Trust Preferred Securities 2004 (TPS 2004)

Instrument	Trust Preferred Securities issued by Westpac Capital Trust IV. The proceeds from the issue were ultimately invested in convertible debentures issued by Westpac New Zealand branch.
Face Value	USD 525 million
Listing	Not listed
Residual Tier1 Classification	Innovative Residual Tier 1 Capital
Issue Date	5 April 2004
Distributions	Non-cumulative, subject to certain distribution payment conditions including Westpac having sufficient distributable profits.
Distribution Rates	5.256% p.a. up to but excluding 31 March 2016; and US LIBOR + 1.7675% p.a. from and including 31 March 2016.
Distribution Payments	Semi-annually in arrears (31 March & 30 September) up to and including 31 March 2016; and Quarterly in arrears (31 March, 30 June, 30 September & 31 December) from and including 30 June 2016.
Franked Distributions	No
Step-Up Date	31 March 2016
Distribution Rate after Step-Up Date	US LIBOR + 1.7675% p.a. (including a one time step-up of 1%)
Holder Redemption Rights	None
Issuer Redemption Rights	Westpac may redeem TPS 2004 on or after 31 March 2016 or earlier upon the occurrence of certain specified circumstances with APRA’s prior written approval, if required.
Conversion into Preference Shares

TPS 2004 will automatically be redeemed for American Depository Receipts representing Westpac preference shares on 31 March 2053 or earlier in the event that a distribution is not made or in certain other specified circumstances.

Conversion into Ordinary Shares

If not redeemed prior to 31 March 2054, holders of outstanding Westpac preference shares have the right to convert the Westpac preference shares into a variable number of Westpac ordinary shares (subject to a conversion discount) on 31 March 2054.

Secured or Unsecured	Unsecured
Ranking in Winding-Up	Rank in priority to Westpac ordinary shares and equally with equal ranking capital securities but behind all senior creditors and depositors.
Accounting Treatment	Liability - Loan Capital

Appendix III

Trust Preferred Securities 2006 (TPS 2006)

Instrument

Preferred units in the Westpac TPS Trust.

The Westpac TPS Trust is a registered managed investment scheme. Westpac Funds Management Limited is the responsible entity of the Westpac TPS Trust and issuer of the Westpac TPS. The proceeds from the issue were invested in convertible notes issued by Westpac.

Face Value	AUD 763 million
Listing	Listed on ASX (WCTPA)
Residual Tier1 Classification	Innovative Residual Tier 1 Capital
Issue Date	21 June 2006
Distributions	Non-cumulative, subject to certain distribution payment conditions including Westpac having sufficient distributable profits.
Distribution Rates	(90 day bank bill rate + 1.0% p.a.) x (1- tax rate) up to and including 30 June 2016; and (90 day bank bill rate + 2.0% p.a.) x (1- tax rate) from but excluding 30 June 2016.
Distribution Payments	Quarterly in arrears (31 March, 30 June, 30 September & 31 December)
Franked Distributions	Expected to be fully franked
Step-Up Date	30 June 2016
Distribution Rate after Step-Up Date	(90 day bank bill rate + 2.0% p.a.) x (1- tax rate), including a one time step-up of 1%.
Holder Redemption Rights	None
Issuer Redemption Rights	Westpac may redeem TPS 2006 on the step-up date or any distribution payment date thereafter or in certain specified circumstances with APRA’s prior written approval, if required.
Conversion into Preference Shares	TPS 2006 will automatically exchange into Westpac preference shares on 30 September 2055 or in certain specified circumstances.
Conversion into Ordinary Shares	Westpac may convert TPS 2006 into Westpac ordinary shares on the step-up date or any distribution payment date thereafter or in certain specified circumstances.
Secured or Unsecured	Unsecured
Ranking in Winding-Up	Rank in priority to Westpac ordinary shares and equally with equal ranking capital securities but behind all senior creditors and depositors.
Accounting Treatment	Equity - Minority Interests

Stapled Preferred Securities (SPS 2008)

Instrument	Stapled preferred securities each consisting of one preference share and one note issued by Westpac.
Face Value	AUD 1,036 million
Listing	Listed on ASX (WBCPA)
Residual Tier 1 Classification	Non-innovative Residual Tier 1 Capital
Issue Date	30 July 2008
Distributions	Non-cumulative, subject to certain distribution payment conditions including Westpac having sufficient distributable profits.
Distribution Rate	(90 day bank bill rate + 2.4% p.a.) x (1- tax rate)
Distribution Payments	Quarterly in arrears (31 March, 30 June, 30 September & 31 December)
Franked Distributions	Expected to be fully franked
Step-Up Date	None
Holder Redemption Rights	None
Issuer Redemption Rights	With APRA’s prior written approval in certain limited circumstances.
Conversion into Ordinary Shares	Mandatory conversion into Westpac ordinary shares on 26 September 2013 (subject to the satisfaction of the conversion conditions) or in certain other specified circumstances.
Secured or Unsecured	Unsecured
Ranking in Winding-Up	Rank in priority to Westpac ordinary shares and equally with equal ranking capital securities but behind all senior creditors and depositors.
Accounting Treatment	Liability - Loan Capital

Appendix III

Stapled Preferred Securities II (SPS II 2009)

Instrument	Stapled preferred securities each consisting of one preference share and one note issued by Westpac.
Face Value	AUD 908 million
Listing	Listed on ASX (WBCPB)
Residual Tier 1 Classification	Non-innovative Residual Tier 1 Capital
Issue Date	31 March 2009
Distributions	Non-cumulative, subject to certain distribution payment conditions including Westpac having sufficient distributable profits.
Distribution Rate	(90 day bank bill rate + 3.8% p.a.) x (1- tax rate)
Distribution Payments	Quarterly in arrears (31 March, 30 June, 30 September & 31 December)
Franked Distributions	Expected to be fully franked
Step-Up Date	None
Holder Redemption Rights	None
Issuer Redemption Rights	With APRA’s prior written approval in certain limited circumstances.
Conversion into Ordinary Shares	Mandatory conversion into Westpac ordinary shares on 30 September 2014 (subject to the satisfaction of the conversion conditions) or in certain other specified circumstances.
Secured or Unsecured	Unsecured
Ranking in Winding-Up	Rank in priority to Westpac ordinary shares and equally with equal ranking capital securities but behind all senior creditors and depositors.
Accounting Treatment	Liability - Loan Capital

Tier 2 Capital Instruments

Subordinated undated capital notes (Upper Tier 2 capital)

Issue date	Terms and conditions and main features

30 September 1986

USD 390 million. These notes have no final maturity but may, subject to the approval of APRA and subject to certain other conditions, be redeemed at par at the option of Westpac. The rights of the noteholders and couponholders are subordinated to the claims of all creditors (including depositors) of Westpac other than those creditors whose claims against Westpac are expressed to rank equally with or after the claims of the noteholders and couponholders. Interest is cumulative and is payable on the notes semi-annually, subject to Westpac being solvent immediately after making the payment and having paid any dividend on any class of share capital of Westpac within the prior 12 month period. The notes pay a floating rate of interest at a margin of 15 basis points above 6 month US LIBOR.

Westpac subordinated notes (Lower Tier 2 capital)

Issue date	Terms and conditions and main features

25 August 2000	SGD 100 million subordinated notes due 2010. These notes pay a fixed rate coupon of 5.25%.

16 November 2005

AUD 625 million subordinated notes due 2015. $250 million of the notes pay a fixed rate coupon of 6% and the remaining $375 million pay a floating rate coupon. The notes can be redeemed on 16 November 2010, or any interest payment date thereafter. If the notes are not called on 16 November 2010, they will continue until maturity on a floating rate.

26 May 2005	EUR 350 million subordinated notes due 2015. The notes pay a floating rate coupon. They can be redeemed on 26 November 2010, or any quarterly interest payment date thereafter.

15 December 2005	USD 75 million subordinated notes due 2015. The notes pay a fixed rate coupon of 5%.

20 October 2006	USD 300 million subordinated notes due 2016. The notes pay a floating rate coupon. They can be redeemed on 20 October 2011 or any quarterly interest payment date thereafter.

24 January 2007

AUD 1,000 million subordinated notes due 2017. $250 million of the notes pay a fixed rate coupon of 6.50% and the remaining $750 million pay a floating rate coupon. The notes can be redeemed on 24 January 2012, or any quarterly interest payment date thereafter. If the notes are not called on 24 January 2012, they will continue until maturity on a floating rate.

25 May 2007

AUD 600 million subordinated notes due 2017. $150 million of the notes pay a fixed rate coupon of 6.75% and the remaining $450 million pay a floating rate coupon. The notes can be redeemed on 25 May 2012, or any quarterly interest payment date thereafter. If the notes are not called on 25 May 2012, they will continue until maturity on a floating rate.

27 July 2007	USD 250 million subordinated notes due 2017. The notes pay a floating rate coupon. They can be redeemed on 27 July 2012, or any quarterly interest payment date thereafter.

21 May 2003	USD 350 million subordinated notes due 2018. The notes pay a fixed rate coupon of 4.625%.

28 October 2002

GBP 200 million subordinated notes due 2018. The notes pay a fixed rate coupon of 5.875%. The notes can be redeemed on 29 April 2013, or any quarterly interest payment date thereafter. If the notes are not called on 29 April 2013, they will continue until maturity on a floating rate.

Appendix III

9 April 2008

AUD 160 million subordinated notes due 2018. $125 million of the notes pay a fixed rate coupon of 9.25% and the remaining $35 million pay a floating rate coupon. The notes can be redeemed on 9 April 2013, or any quarterly interest payment date thereafter. If the fixed rate notes are not called on 9 April 2013, they will continue until maturity on a floating rate.

9 April 2008	AUD 500 million subordinated notes due 2018. The notes pay a floating rate coupon. They can be redeemed on 9 April 2013 or any quarterly interest payment date thereafter.

Subordinated notes(1) (Lower Tier 2 capital)

Issue date	Terms and conditions and main features

20 June 2007	AUD 200 million subordinated notes due 2017. The notes pay a floating rate coupon. The notes can be redeemed on 20 June 2012, or any quarterly interest payment date thereafter.

9 May 2008

AUD 625 million subordinated notes due 2018. The notes pay a fixed coupon of 10%. The notes can be redeemed on 9 May 2013, or any quarterly interest payment date thereafter. If the notes are not called on 9 May 2013, they will continue until maturity on a floating rate.

9 May 2008	AUD 125 million subordinated notes due 2018. The notes pay a floating rate coupon. The notes can be redeemed on 9 May 2013, or any quarterly interest payment date thereafter.

26 July 2006

AUD 225 million subordinated notes due 2016. The notes pay a fixed rate coupon of 6.5%. The notes can be redeemed on 26 July 2011, or any quarterly interest payment date thereafter. If the notes are not called on 26 July 2011, they will continue until maturity on a floating rate.

26 July 2006	AUD 75 million subordinated notes due 2016. The notes pay a floating rate coupon. The notes can be redeemed on 26 July 2011, or any quarterly interest payment date thereafter.

16 Oct 2003	USD 400 million subordinated notes due 2015. The notes pay a fixed rate coupon of 5.3%.

23 April 2007

CAD 250 million subordinated notes due 2017. The notes pay a fixed rate coupon of 4.65%. The notes can be redeemed on 23 April 2012, or any quarterly interest payment date thereafter. If the notes are not called on 23 April 2012, they will continue until maturity on a floating rate.

(1)  These were formerly originated by St.George Bank.

Appendix IV

This appendix lists all subsidiaries controlled by Westpac according to their level of regulatory consolidation.

Level 1 Entities

The following controlled entities have been approved by APRA for inclusion in the Westpac ADI’s ‘Extended Licensed Entity’ (ELE) for the purposes of measuring capital adequacy at Level 1:

1925 (Commercial) Pty Limited	St.George Financial Investments New Zealand Limited
1925 (Industrial) Pty Limited	St.George Group Holdings Pty Limited
A.C.N 001 231 027 Pty Limited	St.George (Note Issuing Vehicle Only) Pty Limited
Advance Leasing Limited	St.George Procurement Management Pty Limited
Aotearoa Financial Services Limited	St.George Security Holdings Pty Limited
Assirt Software Pty Limited	St.George Wealth Management Pty Limited
Belliston Pty Limited	St.George Wel Pty Limited
Bill Acceptance Corporation Limited	Tavarua Funding Trust III
BLE Capital Investments Pty Limited	Tavarua Funding Trust IV
BLE Capital Limited	TBNZ Capital Limited
BLE Development Pty Limited	TBNZ Developments Limited
BLE Holdings Pty Limited	TBNZ Equity Limited
Buchelin Pty Limited	TBNZ Investments (UK) Limited
Canberra Advance Property Limited	TBNZ Investments Limited
Castlereagh Pacific Investments Pty Limited	TBNZ Limited
CBA Limited	Teuton Pty Limited
Challenge Finance Pty Limited	The Mortgage Company Pty Limited
Challenge Funds Management Pty Limited	Value Nominees Pty Limited
Challenge Limited	Victor Finance Pty Limited
Codrington Investments S.a.r.I	Victor Funding Pty Limited
Como Properties Pty Limited	W1 Investments Pty Limited
Comserv (No 3011) Pty Limited	Westpac Administration Pty Limited
Dragon Investment Services Limited	Westpac Americas Inc.
Dysty Pty Limited	Westpac Banking Corporation
Enfield Downs Pty Limited	Westpac Capital - NZ - Limited
Infrastructure Australia (No.3) Limited	Westpac Capital Corporation
Infrastructure Australia (No.4) Limited	Westpac Capital Holdings Inc.
Mayfair (Australia) Investments Limited	Westpac Capital Trust III
Minami Investments Pty Limited	Westpac Capital Trust IV
Mortgage Management Limited	Westpac Debt Securities Pty Limited
Nationwide Management Pty Limited	Westpac Delta LLC
Oakjet Pty Limited	Westpac Direct Equity Investments Pty Limited
Packaging Properties 1 Pty Limited	Westpac Equipment Finance (No.1) Pty Limited
Packaging Properties 2 Pty Limited	Westpac Equipment Finance Limited
Packaging Properties 3 Pty Limited	Westpac Equity Investments NZ Limited
Partnership Pacific Limited	Westpac Finance (HK) Limited
Partnership Pacific Securities Limited	Westpac Finance Limited
Pashley Investments Pty Limited	Westpac Financial Holdings Pty Limited
RESI-Statewide Mortgage Corporation Pty Limited	Westpac Financial Synergy Limited
Sallmoor Pty Limited	Westpac Funding Holdings Pty Limited
Sarnia Pty Limited	Westpac Group Investment NZ Limited
Sixty Martin Place (Holdings) Pty Limited	Westpac Group Investments Australia Pty Limited
Southern Cross Inc.	Westpac Holdings - NZ - Limited
St.George APL Pty Limited	Westpac Investment Capital Corporation
St.George Bank Employee Share Trust	Westpac Investment Vehicle No.2 Pty Limited
St.George Business Finance Pty Limited	Westpac Investment Vehicle Pty Limited
St.George Crusade Investment Pty Limited	Westpac Investments U.K. Limited
St.George Custodial Pty Limited	Westpac Lease Discounting - NZ - Limited
St.George Equity Finance Limited	Westpac Leasing Nominees Vic Pty Limited
St.George Finance Holdings Limited	Westpac Leasing Pty Limited
St.George Finance Limited	Westpac Matching Gifts Limited
St.George Finance Services Limited	Westpac New Zealand Group Limited
St.George Financial Investments 1 Pty Ltd	Westpac Operations Integrated Limited

Appendix IV

Westpac Overseas Holdings No. 2 Pty Limited	Westpac Structured Products Limited
Westpac Overseas Holdings Pty Limited	Westpac Unit Trust
Westpac Overseas Investments Limited	Westpac USA Inc.
Westpac Properties Limited	Westpac Trust Securities - NZ - Limited
Westpac Securities Inc.	WFAL No. 1 Loan Trust
Westpac Securitisation Holdings Pty Limited

Level 2 Entities

The following controlled entities are included in the Level 2 consolidation (along with the ELE entities) for the purposes of measuring capital adequacy:

1925 Advances Pty Limited	St.George Motor Finance Limited
A.G.C. (Pacific) Limited	St.George New Zealand Limited
Altitude Administration Pty Limited	Tasman Funding No. 1 Limited
Altitude Rewards Pty Limited	Tasman Funding No. 2 Limited
Athena Finance Pty Limited	Tasman LLC
Augusta (1962) Limited	Tasman Pacific Investments Pty Limited
Australian Loan Processing Security Company Pty Limited	The Exchange Plaza Trust
Australian Loan Processing Security Trust	The Home Mortgage Company Limited
Autodirect Pty Limited	The Swan Trust
Beech Trust	The Warehouse Financial Services Limited
BLE Capital (NZ) Limited	Votraint No.1182 Pty Limited
Brenmar Holdings Pty Limited	Westpac Altitude Rewards Trust
BT (Queensland) Pty Limited	Westpac Asian Lending Pty Limited
BT Australia Corporate Services Pty Limited	Westpac Asset Services Pty Limited
BT Australia Pty Limited	Westpac Bank of Tonga
BT Finance Pty Limited	Westpac Bank PNG Limited
BT Financial Group (NZ) Limited	Westpac Bank Samoa Limited
BT Financial Group Pty Limited	Westpac Equity Holdings Pty Limited
BT Nominees Pty Limited	Westpac Europe Limited
BT Securities Limited	Westpac Financial Consultants Limited
Castlereagh Trust	Westpac Financial Services Group Limited
Chifley Services Pty Limited	Westpac Financial Services Group - NZ Limited
Danaby Pty Limited	Westpac Funds Financing Pty Limited
G.C.L. Investments Pty Limited	Westpac Funds Management Administration Pty Limited
General Credits Holdings Pty Limited	Westpac Investment Vehicle No. 3 Pty Limited
General Credits Pty Limited	Westpac Investment Vehicle No. 4 Pty Limited
Halcyon Securities Limited	Westpac NZ Funding Limited
Hastings Group Pty Limited	Westpac New Zealand Limited
Hastings Management Pty Limited	Westpac (NZ) Investments Limited
Hickory Trust	Westpac NZ Operations Limited
Infrastructure Australia (No.1) Limited	Westpac NZ Securitisation Holdings Limited
Jacaranda Trust	Westpac NZ Securitisation Limited
Net Nominees Limited	Westpac Pacific Limited Partnership
Number 120 Limited	Westpac Private Equity Pty Limited
PF No. 2	Westpac Securities Limited
Qvalent Pty Limited	Westpac Securities NZ Limited
RAMS Financial Group Pty Limited	Westpac Singapore Limited
RMS Warehouse Trust 2007-1	Westpac Syndications Management Pty Limited
Series 2008 - 1M WST Trust	Westpac TPS Trust
Series 209 – 1 WST Trust	Wollemi Trust 2005 -1

Appendix IV

Level 3 Entities

The following controlled entities are excluded from the Level 2 consolidation but form part of the conglomerate group at Level 3:

A.F.G. Insurances Limited	Hastings Advisers LLC
Advance Asset Management Limited	Hastings Forestry Investments Limited
Ascalon Funds Seed Pool Trust	Hastings Forests Australia Pty Limited
Ascalon Capital Managers Limited	Hastings Funds Management (UK) Limited
Asgard Capital Management Limited	Hastings Funds Management (USA) Inc
Asgard Wealth Solutions Limited	Hastings Funds Management Limited
Australian Infrastructure Fund International 1 Pty Limited	Hastings Private Equity Fund IIA Pty Limited
BT Finance & Investments Pty Limited	Hastings Private Equity Fund IIB Pty Limited
BT Funds Management (NZ) Limited	Hitton Pty Limited
BT Funds Management Limited	HLT Custodian Trust
BT Funds Management No. 2 Limited	Magnitude Group Pty Ltd
BT Investment Management (RE) Limited	MIF Custodian Trust
BT Investment Management Limited	Oniston Pty Limited
BT Investment Management No. 2 Limited	Orion Trust
BT Life Limited	Pact Accountants Investment Group Pty Limited
BT Portfolio Services Limited	Phoenix Trust
Crusade ABS Series 2008-1	Real Estate Investment Trust B
Crusade ABS Series 2008-2	Secure Australian Facilities Environment Partnership Pty Limited
Crusade CP Management Pty. Limited	Securitor Financial Group Limited
Crusade CP No. 1 Pty Limited	Series 2002 - 1G WST Trust
Crusade CP Trust No. 41	Series 2005 - 1G WST Trust
Crusade CP Trust No. 44	Series 2007 - 1G WST Trust
Crusade CP Trust No. 48	St.George Insurance Australia Pty Ltd
Crusade CP Trust No. 49	St.George Life Limited
Crusade CP Trust No. 50	Sydney Capital Corp Inc
Crusade CP Trust No. 52	TIF International 1 Pty Limited
Crusade CP Trust No. 53	TPC Services Australia Pty Limited
Crusade CP Trust No. 54	Waratah Receivables Corp Pty Limited
Crusade CP Trust No. 55	Waratah Securities Australia Limited
Crusade CP Trust No. 56	Westpac Cook Cove Trust I
Crusade CP Trust No. 57	Westpac Cook Cove Trust II
Crusade CP Trust No. 58	Westpac Custodian Nominees Limited
Crusade CP Trust No. 60	Westpac Equity Pty Limited
Crusade Euro Trust 1E of 2004	Westpac Financial Services Limited
Crusade Euro Trust 1E of 2006	Westpac Funds Financing HoldCo Pty Limited
Crusade Euro Trust 1E of 2007	Westpac Funds Management Limited
Crusade Global Trust 1 of 2003	Westpac General Insurance Limited
Crusade Global Trust 1 of 2004	Westpac General Insurance Services Limited
Crusade Global Trust 1 of 2005	Westpac Lenders Mortgage Insurance Limited
Crusade Global Trust 1 of 2006	Westpac Life Insurance Services Limited
Crusade Global Trust 1 of 2007	Westpac Life NZ Limited
Crusade Global Trust 2 of 2003	Westpac Nominees NZ Limited
Crusade Global Trust 2 of 2004	Westpac RE Limited
Crusade Global Trust 2 of 2005	Westpac Residential Real Estate Investment Trust I
Crusade Global Trust 2 of 2006	Westpac Residential Real Estate Investment Trust II
Crusade Management Limited	Westpac Residential Property Trust
Crusade Trust 1A of 2005	Westpac Securities Administration Limited
Crusade Trust 2P of 2008	Westpac Securitisation Management Pty Limited
FAI No.2 Trust	Westpac Superannuation Nominees NZ Limited
First Residential Property Trust	WST Funding Trust New Zealand
Gemini Trust	WST Funding Trust New Zealand – NZ Branch
Hargrave Investments Pty Limited

Glossary

Term	Description
Actual losses	Represent write-offs direct and write-offs from provisions after adjusting for recoveries.

Advanced measurement approach (AMA)	The capital requirement using the AMA is based on a bank’s internal operational risk systems, which must both measure and manage operational risk.

Australian and New Zealand Standard Industrial Classification (ANZSIC)	A code used by the Australian Bureau of Statistics and Statistics New Zealand for classifying businesses.

Authorised deposit-taking institution (ADI)	ADIs are corporations that are authorised under the Banking Act 1959 to carry on banking business in Australia.

Default

A customer default is deemed to have occurred when Westpac considers that either or both of the following events have taken place:

•      the customer is unlikely to pay its credit obligations to its financiers in full, without recourse by any of them to actions such as realising security (where held); and

•      the customer is past due 90 or more calendar days on any material credit obligation to its financiers. Overdrafts will be considered past due once the customer has breached an advised limit, or been advised of a limit smaller than the current outstandings.

Double default rules

Double default rules refers to the rules governing the circumstances when capital can be reduced because a particular obligor’s exposure has been hedged by the purchase of credit protection from a counterparty and loss will only occur if both obligor and counterparty default.

Exposure at default (EAD)

EAD represents an estimate of the amount of committed exposure expected to be drawn by the customer at the time of default. To calculate EAD, historical data is analysed to determine what proportion of undrawn commitments are ultimately utilized by customers who end up in default. The proportion of undrawn commitments ultimately utilized is termed the Credit Conversion Factor (CCF). EAD thus consists of initial outstanding balances, plus the CCF multiplied by undrawn commitments. For transaction-managed accounts, the CCF is currently conservatively set at 100%. For program-managed accounts, the CCF varies depending upon historical experience.

Extended licensed entity (ELE)	An Extended Licensed Entity (ELE) comprises an ADI and any subsidiaries of the ADI that have been approved by APRA as being part of a single ‘stand-alone’ entity.

External Credit Assessment Institution (ECAI)

ECAI is an external institution recognised by APRA (directly or indirectly) to provide credit assessment in determining the risk-weights on financial institutions’ rated credit exposures (including securitisation exposures).

Facilities 90 days or more past due date but well secured

Includes facilities where:

•      contractual payments of interest and/or principal are 90 or more calendar days overdue, including overdrafts or other revolving facilities that remain continuously outside approved limits by material amounts for 90 or more calendar days; or

•      an order has been sought for the customer’s bankruptcy or similar legal action has been instituted, which may avoid or delay repayment of its credit obligations; and

•      the estimated net realisable value of assets/security to which Westpac has recourse is sufficient to cover repayment of all principal and interest, and interest is being taken to profit on an accrual basis.

These facilities, while in default, are not treated as impaired for accounting purposes.

Geography	Geographic segmentation of exposures is based on the location of the office in which these items were booked.

Impaired assets

Includes exposures that have deteriorated to the point where Westpac assesses that full collection of interest and principal is in doubt, based on a conservative assessment of the customer’s outlook, cashflow, and the net realisation of value of assets to which recourse is held:

•      facilities 90 days or more past due, and not well secured – exposures where contractual payments are 90 or more days in arrears and the net realisable value of assets to which recourse is held may not be sufficient to allow full collection of interest and principal, including overdrafts or other revolving facilities that remain continuously outside approved limits by material amounts for 90 or more calendar days;

•      non-accrual assets – exposures with individually assessed impairment provisions held against them, excluding restructured loans;

•      restructured assets – exposures where the original contractual terms have been formally modified to provide for concessions of interest or principal for reasons related to the financial difficulties of the customer;

•      other assets acquired through security enforcement (includes other real estate owned) – includes the value of any other assets acquired as full or partial settlement of outstanding obligations through the enforcement of security arrangements; and

•      any other assets where the full collection of interest and principal is in doubt.

Industry

Exposures to businesses, government and other financial institutions are classified into industry clusters based upon groups of related ANZSIC codes. Companies that operate in multiple industries are classified according to their primary industry. Consumer customers as classified as “retail” and not further broken down.

Interest rate risk in the banking book (IRRBB)

The majority of Westpac’s balance sheet is accrual accounted (i.e. non-traded), referred to as the banking book. Cash flow mismatches exist within the banking book due to structural reasons (e.g. shareholder capital and low/non-interest bearing deposits) and risk positioning. The net interest income at risk that results from the banking book cash flow mismatches is hedged by Group Treasury under MARCO delegation and within Board approved limits. The economic value (present value) of the banking book is also exposed to a change in interest rates. Although the banking book is accrual accounted and economic value changes do not flow instantly to the profit and loss, if the balance sheet is severely stressed at a time of adverse interest rate market changes, any economic value losses may be forced to the profit and loss, therefore eroding part of the bank’s capital base. APRA is defining IRRBB as the capital required to protect from such a scenario.

Glossary

Internal assessment approach (IAA)

Basel II provides three approaches to determine the risk-weight for a securitisation transaction, where the term securitisation includes any complex credit derivative. The internal assessment approach, a more complex approach, and subject to approval from APRA for use, may be used when there is an inability to use either the Ratings-Based Approach (no external rating available) or the supervisory formula approach.

Internal Ratings-Based Approach (IRB & Advanced IRB)

These approaches allow banks to use internal estimates of the risks of their loans as inputs into the determination of the amount of capital needed to support the organisation. In the Advanced IRB approach, banks must supply their own estimates for all three credit parameters.

International Financial Reporting Standards (IFRS)	A set of international reporting standards and interpretations issued by the International Accounting Standards Board, which have been adopted by Westpac.

London Inter-Bank Offered Rate (LIBOR)	The rate of interest at which banks borrow funds from each other, in marketable size, in the London inter-bank market and forms a widely used reference rate for short term interest rates.

Loss given default (LGD)

The LGD represents an estimate of the expected severity of a loss to Westpac should a customer default occur during a severe economic downturn. Westpac assigns LGD to each credit facility, assuming an event of default has occurred and taking into account a conservative estimate of the net realisable value of assets to which Westpac has recourse and over which it has security. LGDs also reflect the seniority of exposure in the customer’s capital and debt structure.

Maturity	The maturity date used is drawn from the contractual maturity date of the customer loans.

Monte Carlo simulation	A method of random sampling to achieve numerical solutions to mathematical problems.

Net interest income at risk (NaR)	BRMC-approved limit expressed as a deviation from benchmark hedge level over a 1-year time frame, at a 99% confidence level.

Off-balance sheet exposure

Credit exposures arising from facilities that are not recorded on Westpac’s balance sheet (under accounting methodology). Undrawn commitments and the expected future exposure calculated for Westpac’s derivative products are included in off-balance sheet exposure.

On balance sheet exposure	Credit exposures arising from facilities that are recorded on Westpac’s balance sheet (under accounting methodology).

Probability of default (PD)	Probability of default is a through-the-cycle assessment of the likelihood of a customer defaulting on its financial obligations within one year.

Ratings-Based Approach (RBA)

Basel II provides three approaches to determine the risk-weight for a securitisation transaction, where the term securitisation includes any complex credit derivative. The Ratings-Based Approach relies on the number of assets in the transaction and the external credit rating of the tranche to determining a regulatory risk-weight.

Regulatory expected loss (EL)

For regulatory purposes EL is defined as:

•      for non-defaulted exposures, the product of PD, LGD and EAD; and

•      for defaulted exposures, the best estimate of expected loss for that exposure. It is equivalent to provisions for impaired assets and represents charges already realised through Westpac’s earnings.

Regulatory EL is not calculated for Standardised portfolios and is based on mandated risk-weights for Specialised Lending portfolios. Regulatory EL should not be interpreted as an estimate of long-run expected loss because the LGDs used in all regulatory calculations are calibrated to reflect stressed economic conditions rather than long run averages.

Risk weighted assets (RWA)

Assets (both on and off-balance sheet) of the Bank are assigned within a certain category and amounts included in these categories are multiplied by a risk weighting. The resulting weighted values are added together to arrive at total risk weighted assets.

Stress testing	Testing of the impact of extreme market movements on the value of a portfolio.

Substitution Approach

Substitutions refers to the rules governing the circumstances when capital can be reduced because an obligor’s exposure has been hedged by the purchase of credit protection from a counterparty and the counterparty’s PD is used in place of the obligors’ PD.

Supervisory formula (SF)

Basel II provides three approaches to determine the risk-weight for a securitisation transaction, where the term securitisation includes any complex credit derivative. The supervisory formula is used when the Ratings-Based Approach is unable to be used.

Tier 1 capital	Comprises the capital elements that fully satisfy all of APRA’s essential criteria. The key components of the gross Tier 1 capital are shareholders’ funds and hybrid equity.

Tier 2 capital	Includes other elements, which, to varying degrees, fall short of the quality of Tier 1 capital but still contribute to the overall strength of an entity as a going concern.

Trading book

Trading book activity represents dealings that encompass book running and distribution activity. The types of market risk arising from trading activity include interest rate risk, foreign exchange risk, commodity risk, equity price risk, credit spread risk and volatility risk. Financial Markets and Group Treasury are responsible for managing market risk arising from Westpac’s trading activity.

Value at risk (VaR)

VaR is the potential loss in earnings from adverse market movements and is calculated over a one-day time horizon at a 99% confidence level using a minimum of one year of historical rate data. VaR takes account of all material market variables that may cause a change in the value of the trading portfolio and the banking book including interest rates, foreign exchange rates, price changes, volatility, and the correlation among these variables.

Disclosure Regarding Forward-looking Statements

This report contains statements that constitute “forward-looking statements” within the meaning of Section 21E of the US Securities Exchange Act of 1934.

Forward-looking statements are statements about matters that are not historical facts, and appear in a number of places in this Pillar 3 Report. We use words such as ‘may’, ‘expect’, ‘intend’, ‘seek’, ‘would’, ‘should’, ‘could’, ‘continue’, ‘plan’, ‘estimate’, ‘anticipate’, ‘believe’, ‘probability’, ‘will’, ‘risk’ or other similar words to identify forward-looking statements. These forward-looking statements have been made based upon management’s expectations and beliefs concerning future developments and their potential effect upon us and are subject to risks and uncertainty which are, in many instances, beyond our control. There can be no assurance that future developments will be in accordance with management’s expectations or that the effect of future developments on us will be those anticipated by management. Actual results could differ materially from those Westpac expects, depending on the outcome of various factors, including, but not limited to those described in the section entitled “Principal risks and uncertainties” in Westpac’s Interim Financial Report for the six months ended 31 March 2010 and in the section entitled “Risk and risk management” in Westpac’s 2009 annual report available at www.westpac.com.au/investorcentre. Westpac is under no obligation, and does not intend, to update any forward-looking statements contained in this report, whether as a result of new information, future events or otherwise, after the date of this report.

Currency of presentation and certain definitions

In this report, unless otherwise stated or the context otherwise requires, references to ‘$’, ‘AUD’ or ‘A$’ are to Australian dollars.

Any discrepancies between totals and sums of components in tables contained in this report are due to rounding.